                                                                    EXHIBIT 10.3





================================================================================



                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                        WHEELABRATOR HUDSON FALLS L.L.C.


                                       AND


                  ADIRONDACK RESOURCE RECOVERY ASSOCIATES, L.P.


                                   dated as of


                                 August 25, 2003



================================================================================

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I SALE OF ASSETS AND CLOSING..............................................................................2
  Section 1.1     The Sale........................................................................................2
  Section 1.2     Liabilities.....................................................................................7
  Section 1.3     Purchase Price..................................................................................8
  Section 1.4     Closing.........................................................................................9
  Section 1.5     Proration; Reserved Construction Contract Rights...............................................11
  Section 1.6     Purchaser Approvals and Third Party Consents...................................................13
  Section 1.7     Risk of Loss to Assets; Damage to Facility.....................................................14
  Section 1.8     Post-Closing Cooperation and Access; Further Assurances........................................15
ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................16
  Section 2.1     Existence of Seller............................................................................16
  Section 2.2     Authority......................................................................................16
  Section 2.3     No Conflicts...................................................................................17
  Section 2.4     Reserved.......................................................................................18
  Section 2.5     Financial Statements...........................................................................18
  Section 2.6     Personal Property..............................................................................19
  Section 2.7     Owned and Leased Real Property; Rights under Installment Sale Agreement........................19
  Section 2.8     Business Contracts.............................................................................20
  Section 2.9     Permits........................................................................................21
  Section 2.10    Litigation.....................................................................................22
  Section 2.11    Taxes..........................................................................................22
  Section 2.12    Intellectual Property..........................................................................23
  Section 2.13    Employee Benefit Plans.........................................................................24
  Section 2.14    Environmental Laws and Regulations.............................................................25
  Section 2.15    No Changes Since May Balance Sheet Date........................................................28
  Section 2.16    Compliance with Laws...........................................................................28
  Section 2.17    Regulatory Status; QF Status of Facility.......................................................28
  Section 2.18    Broker's or Finder's Fees, Etc.................................................................29
  Section 2.19    Bankruptcy.....................................................................................29
  Section 2.20    Insurance......................................................................................29
  Section 2.21    Labor and Employee Relations...................................................................29
  Section 2.22    Foster Wheeler Technology......................................................................31
  Section 2.23    Assets Used in Seller's Business...............................................................31
  Section 2.24    Evergreen Interest.............................................................................31
  Section 2.25    No Other Representations or Warranties.........................................................32
ARTICLE III REPRESENTATIONS OF WTI...............................................................................32
  Section 3.1.    Existence and Good Standing of WTI; Power and Authority........................................32
  Section 3.2     Consents and Approvals; No Violations..........................................................33
  Section 3.3     Financing......................................................................................33
  Section 3.4     Broker's or Finder's Fees, Etc.................................................................33
  Section 3.5     Litigation.....................................................................................33
  Section 3.6     Facility Transfer Agreement....................................................................34
ARTICLE IV COVENANTS OF SELLER AND PURCHASER.....................................................................34

  Section 4.1     Access to Information Concerning Properties and Records........................................34
  Section 4.2     Conduct of Business............................................................................34
  Section 4.3     Commercially Reasonable Efforts................................................................37
  Section 4.4     Exclusive Dealing..............................................................................37
  Section 4.5     Antitrust Filings..............................................................................37
  Section 4.6     Health Plan Continuation Coverage..............................................................37
  Section 4.7     No Use of Name.................................................................................38
  Section 4.8     Savings Plans..................................................................................38
  Section 4.9     Pension Plan...................................................................................38
  Section 4.10    Post-Signing Period Disclosure Updates.........................................................38
  Section 4.11    Pre-Closing Environmental Investigations.......................................................40
ARTICLE V TAX MATTERS............................................................................................41
  Section 5.1     Tax Matters....................................................................................41
ARTICLE VI EMPLOYEES.............................................................................................41
  Section 6.1     Seller's Employees.............................................................................41
ARTICLE VII CONDITIONS TO OBLIGATIONS OF WTI.....................................................................42
  Section 7.1     Truth of Representations and Warranties........................................................43
  Section 7.2     Performance of Agreements......................................................................43
  Section 7.3     IDA Performance................................................................................43
  Section 7.4     Approvals and Consents.........................................................................44
  Section 7.5     Transfer Agreements............................................................................44
  Section 7.6     Bond Counsel Opinion and Trustee Consent.......................................................44
  Section 7.7     Opinion of Seller's Counsel....................................................................44
  Section 7.8     [RESERVED].....................................................................................44
  Section 7.9     Opinion of Foster Wheeler's Counsel............................................................44
  Section 7.10    Closing Certificate............................................................................45
  Section 7.11    Foster Wheeler Technology License..............................................................45
  Section 7.12    Account Balances...............................................................................45
  Section 7.13    Reserved.......................................................................................45
  Section 7.14    No Bond Indenture Defaults.....................................................................45
  Section 7.15    NIMO Notification..............................................................................45
  Section 7.16    Title Insurance; Zoning........................................................................45
  Section 7.17    Orders and Laws................................................................................46
  Section 7.18    Loss Event.....................................................................................46
  Section 7.19    Counterparty Approvals of Key Business Contracts...............................................46
  Section 7.20    Stormwater Pond................................................................................46
ARTICLE VIII CONDITIONS TO OBLIGATIONS OF SELLER.................................................................46
  Section 8.1     Truth of Representations and Warranties........................................................47
  Section 8.2     Performance of Agreements......................................................................47
  Section 8.3     IDA - Seller Deliverables......................................................................47
  Section 8.4     Approvals and Consents.........................................................................47
  Section 8.5     Purchase Price.................................................................................47
  Section 8.6     Bond Counsel Opinion and Trustee Consent.......................................................48
  Section 8.7     Opinion of Counsels to the Purchasers and Counties.............................................48
  Section 8.8     Closing Certificate............................................................................48
  Section 8.9     Orders and Laws................................................................................48

  Section 8.10    Facility Transfer Agreement....................................................................48
ARTICLE IX SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..........................................................48
  Section 9.1     Survival of Representations; Covenants.........................................................49
  Section 9.2     Indemnification................................................................................49
  Section 9.3     Third Party Claims.............................................................................52
  Section 9.4     Remediation Activities.........................................................................53
  Section 9.5     Exclusive Remedy...............................................................................56
  Section 9.6     Liability Limitation...........................................................................56
  Section 9.7     Restoration Activities.........................................................................57
ARTICLE X TERMINATION AND ABANDONMENT............................................................................58
  Section 10.1    Termination....................................................................................58
  Section 10.2    Effect of Termination..........................................................................59
ARTICLE XI MISCELLANEOUS.........................................................................................60
  Section 11.1    Expenses.......................................................................................60
  Section 11.2    Governing Law..................................................................................60
  Section 11.3    Captions.......................................................................................60
  Section 11.4    Public Announcements...........................................................................60
  Section 11.5    Notices........................................................................................60
  Section 11.6    Parties in Interest............................................................................62
  Section 11.7    Counterparts...................................................................................62
  Section 11.8    Entire Agreement...............................................................................62
  Section 11.9    Amendments.....................................................................................62
  Section 11.10   Severability...................................................................................62
  Section 11.11   Third Party Beneficiaries......................................................................62
  Section 11.12   Submission to Jurisdiction; Waiver of Jury Trial...............................................62
  Section 11.13   Construction...................................................................................63
  Section 11.14   Gender and Number..............................................................................63

                                    EXHIBITS

Exhibit A         Defined Terms
Exhibit B         Form of ARRA-IDA General Assignment
Exhibit C         Form of ARRA-WTI General Assignment
Exhibit D         Form of WTI Assumption Agreement
Exhibit E         Form of  IDA Assumption Agreement
Exhibit F-1       Form of Trustee Consent
Exhibit F-2       Form of Bond Counsel Opinion and Reliance Letter
Exhibit F-3       Form of Bondholder Consent
Exhibit G         Form of Opinion of Wolff & Samson
Exhibit H         [Reserved]
Exhibit I         [Reserved]
Exhibit J         Form of Opinion of Foster Wheeler In-House Counsel
Exhibit K         Form of PPA Assignment Notification
Exhibit L-1       Form of Opinion of WTI In-House Counsel
Exhibit L-2       Form of Opinion of Hogan & Hartson L.L.P.
Exhibit M         Form of Seller's General Partner's Officer Certificate
Exhibit N         Form of Seller's Incumbency Certificate
Exhibit O         Form of WTI Officer's Certificate
Exhibit P         Form of WTI's Incumbency Certificate
Exhibit Q         Form of ARRA-IDA Mutual Release
Exhibit R-1       Form of Stipulation of Discontinuance
Exhibit R-2       Form of Settlement Agreement
Exhibit R-3       Form of IDA Litigation Release
Exhibit S-1       Form of Limited Release of IDA
Exhibit S-2       Form of Limited Release of Washington County
Exhibit S-3       Form of Notice of Discontinuance
Exhibit S-4       Form of Limited Release of Seller and General Partner
Exhibit S-5       Form of Limited Release of Trustee
Exhibit T         Form of Facility Transfer Agreement
Exhibit U         Form of Service Agreement Settlement Agreement
Exhibit V         Executed Access Agreement with Amendments
Exhibit W         Form of Foster Wheeler Technology License
Exhibit X         Executed WTI APA Guarantee
Exhibit Y         Executed Seller APA Guarantee
Exhibit Z         Form of Opinion of IDA Counsel
Exhibit AA        Form of Opinion of Washington County Counsel
Exhibit BB        Form of Opinion of Warren County Counsel
Exhibit CC        Attachment II Data

                                    SCHEDULES

---------------------------------------------------------------------------------------------------------------------
                           NAME                              LOCATION
---------------------------------------------------------------------------------------------------------------------
Certifying Officers Schedule                                 Exhibit A (Definition of "Knowledge")

---------------------------------------------------------------------------------------------------------------------
Inventory Schedule                                           Section 1.1(a)(i)(A)

---------------------------------------------------------------------------------------------------------------------
Business Contracts Schedule                                  Section 1.1(a)(i)(B)(3)-(4); Section 1.6(b); Section
                                                             2.3(iii); Section 2.8(a), (b)

---------------------------------------------------------------------------------------------------------------------
Personal Property Schedule                                   Section 1.1(a)(i)(C); Section 2.6(a), (b); Exhibit A
                                                             (Definition of "Permitted Lien")

---------------------------------------------------------------------------------------------------------------------
Financial Statement Schedule                                 Section 2.5

---------------------------------------------------------------------------------------------------------------------
Transferable Permits Schedule                                Section 1.1(a)(i)(D)

---------------------------------------------------------------------------------------------------------------------
Intellectual Property Schedule                               Section 1.1(a)(i)(E); Section 2.12(a), (b), (c)

---------------------------------------------------------------------------------------------------------------------
Real Property Schedule                                       Section 1.1(a)(ii)(A), Section 2.7(a), (b); Exhibit A
                                                             (Definition of "Permitted Lien")

---------------------------------------------------------------------------------------------------------------------
Permits Schedule                                             Section 2.9(a), (b); Section 2.14(c)(ii); Section 2.16

---------------------------------------------------------------------------------------------------------------------
Litigation Schedule                                          Section 2.10(a), (b); Section 2.16

---------------------------------------------------------------------------------------------------------------------
Tax Schedule                                                 Section 2.11(a), (b), (c)

---------------------------------------------------------------------------------------------------------------------
Employee Benefits Schedule                                   Section 2.13(a), (f)

---------------------------------------------------------------------------------------------------------------------
Environmental Matters Schedule                               Section 2.14; Section 2.16

---------------------------------------------------------------------------------------------------------------------
Insurance Schedule                                           Section 2.20

---------------------------------------------------------------------------------------------------------------------
Labor and Employee Relations Schedule                        Section 2.21(g),(h), (i), (j); Section 6.1(d)

---------------------------------------------------------------------------------------------------------------------
Approvals Schedule                                           Section 1.1(a)(i)(B)(4); Section 1.6(b); Section
                                                             2.3(ii) and (iii); Section 8.4; Section 9.2(a) and (c)

---------------------------------------------------------------------------------------------------------------------
Purchaser Approvals Schedule                                 Section 1.6(a); Section 7.4

---------------------------------------------------------------------------------------------------------------------
Key Business Contract Schedule                               Section 7.19
---------------------------------------------------------------------------------------------------------------------

         THIS ASSET PURCHASE AGREEMENT dated as of August 25, 2003, is made and entered into by and between WHEELABRATOR HUDSON FALLS L.L.C., a Delaware limited liability company ("WTI"), and ADIRONDACK RESOURCE RECOVERY ASSOCIATES, L.P. a New York limited partnership ("Seller"). Capitalized terms not otherwise defined herein shall have the meanings set forth in Exhibit A.

                                    RECITALS

         A. Seller operates a municipal solid waste disposal and electric generation facility located in the Village of Hudson Falls, New York (the "Facility"), on the land described and designated on that certain Map of Survey of Lands of Warren & Washington County Industrial Development Agency dated December 23, 2002 prepared by W. J. Rourke Associates (the "Survey") as Parcels I, VI and VII (the "Facility Site").

         B. The acquisition of the Facility was financed in part by certain Bonds issued by the Counties of Warren and Washington Industrial Development Agency, a public body corporate and politic created and existing under the laws of the State of New York (the "IDA").

         C. Pursuant to the terms of the Installment Sale Agreement, dated as of January 1, 1989 (as amended, the "Installment Sale Agreement"), between the IDA and Seller, the IDA agreed to sell the Facility to Seller and in consideration and as evidence of such sale, Seller agreed to make payments in installments sufficient to pay the principal of, premium, if any, and interest on the Bonds.

         D. Seller operates and maintains the Facility and provides service to the IDA pursuant to the terms of the Amended and Restated Service Agreement, dated as of October 28, 1988 (as amended, the "Service Agreement"), between Seller and the IDA.

         E. The IDA, Seller and WTI have concluded the negotiation of a transaction (the "Restructuring") which will result in (1) the IDA's acquisition of all of Seller's right, title, and interest in the Facility and the Facility Site through the assignment to the IDA of Seller's rights under the Installment Sale Agreement (and the amendment of the Installment Sale Agreement and the Bond Indenture to (x) include therein those portions of the Facility Site, designated as Parcels VI and VII on the Survey, not currently covered thereunder and (y) exclude therefrom those portions of the Northern Parcels (as hereinafter defined), designated as Parcel II on the Survey, which are currently covered thereunder, (2) provision for the continued operation of the Facility by WTI through the assignment by Seller to WTI of Seller's rights and the assumption by WTI of Seller's obligations under the Service Agreement, (3) the settlement of existing litigation between Seller and the IDA and litigation between Seller and Washington County, New York and (4) the conveyance by the IDA to Seller of certain parcels of land located adjacent to or near the Facility Site and described and designated on the Survey as Parcels II, III, IV and VIII, (the "Northern Parcels") subject to a certain road access easement over a portion of those parcels (the "Facility Access Easement").

         F. Prior to consummation of the Restructuring, the IDA must obtain (i) from the Bank of New York, as trustee for the Bonds, an executed consent to the amendment of the Bond Indenture and certain other documents which will permit the Restructuring (including the transactions contemplated by this Agreement) to be consummated, a copy of which is attached hereto as Exhibit F-1 (the "Trustee Consent"), (ii) an executed opinion of Bond Counsel together with a reliance letter in favor of Seller and WTI, attached hereto as Exhibit F-2, relating to the consent of the Trustee and holders of the Bonds to the Restructuring (including the transactions contemplated by this Agreement) (the "Bond Counsel Opinion") and (iii) a consent to the amendment of the Bond Indenture and certain other documents executed by the holders of more than two-thirds in principal amount of the Bonds (the "Bondholder Consent") a copy of which is attached hereto as Exhibit F-3.

         G. WTI and the IDA have completed negotiation of, and propose to enter into, a Facility Transfer Agreement (the "Facility Transfer Agreement"), which provides for (i) the acquisition by the IDA of all of Seller's right, title and interest in the Facility and Facility Site directly from Seller, (ii) the payment by WTI to the IDA of amounts sufficient for the IDA to pay the Purchase Price due to Seller under this Agreement and (iii) the conveyance to ARRA of the Northern Parcels and the execution by the IDA and ARRA of the Facility Access Easement.

         H. The IDA is seeking or has obtained approval of its board and of the legislative bodies of Washington County, New York and Warren County, New York. Following receipt of these approvals, the IDA will execute and deliver the Facility Transfer Agreement.

         I. Wheelabrator Technologies Inc. ("Wheelabrator") has executed a guarantee of even date herewith attached hereto as Exhibit X (the "WTI APA Guarantee") pursuant to which it guarantees all of WTI's obligations under this Agreement.

         J. Foster Wheeler Power Group, Inc. (the "FW Guarantor") has executed a guarantee of even date herewith attached hereto as Exhibit Y (the "Seller APA Guarantee"), pursuant to which it guarantees all of Seller's obligations under this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                           SALE OF ASSETS AND CLOSING

         Section 1.1 The Sale.

         (a) On the terms and subject to the conditions set forth in this Agreement at the Closing and upon receipt by Seller of the Purchase Price (1) Seller shall sell, transfer, convey, assign and deliver to WTI, free and clear of all Liens other than Permitted Liens, all of Seller's right, title and interest in, to and under the WTI Assets, provided, however, that such assignment by Seller to WTI of the Business Contracts shall be subject to the Reserved Construction Contract Rights as more fully described in Section 1.5, and (2) Seller shall sell, transfer, convey, assign and deliver to the IDA, free and clear of all Liens other than Permitted Liens, all of Seller's right, title and interest in, to and under the IDA Assets; provided that Seller shall not transfer, sell or assign to either Purchaser any of the Excluded Assets as the same shall exist as of the Closing. The WTI Assets and the IDA Assets collectively shall be referred to herein as the "Assets".

                  (i) The "WTI Assets" means the Inventory, Business Contracts, Tangible Personal Property, Transferable Permits, Assigned Intellectual Property, Warranties, Business Records, Assigned Claims and the Litigation Rights as defined and described in Sections 1.1(a)(i)(A) through 1.1(a)(i)(J) below.

                           (A) Inventory. The "Inventory" shall mean all inventories of fuels, supplies, materials and spares used or held for use in connection with the operation of the Facility located on the Real Property, or held by Seller for use principally in connection with the Facility, or in transit to the Facility on the Closing Date (a listing of such inventories except for items in transit, as of June 12, 2003, is included in the Inventory Schedule).

                           (B) Business Contracts. The "Business Contracts" shall mean the following Contracts described in clauses (1) through (4) below:

                                    (1) the Service Agreement;

                                    (2) the Agreement, dated as of August 13, 1986, between Seller and Niagara Mohawk Power Corporation, as amended to date (the "PPA");

                                    (3) all Contracts (other than the Service
                                    Agreement and the PPA) to which Seller is a party that are listed and identified in the Business Contracts Schedule as "Business Contracts"; and

                                    (4) all Contracts (other than the Service
                                    Agreement and the PPA) to which Seller is a party that (x) are not listed and identified in the Business Contracts Schedule, (y) are Assignable and (z) are not Material Contracts;

                                    provided; however, that the Business
                                    Contracts shall not include (1) the Seller's
                                    Bond Documents or (2) any Contract to which Seller is a party that has an Anti-Assignment Clause, but is not identified in the Approvals Schedule as having an Anti-Assignment Clause and the assumption of which Contract would have a Material Adverse Effect, unless WTI shall have been furnished with a consent to the assignment thereof at Closing or affirmatively elects to assume such Business Contract or (3) any Contract entered into during the Post Signing Period (x) in violation of Section 4.2 unless such Contract is affirmatively assumed by WTI or
                                    (y) as otherwise provided in Section 4.2, or
                                    (4) any Contract to which Seller is a party on and as of the date of this Agreement as to which Seller elects to treat as a Retained Liability under Section 4.10(b).

                           (C) Tangible Personal Property. The "Tangible Personal Property" shall mean all machinery, equipment, vehicles, furniture and other personal property located on the Facility Site or Area #10 of the main building of the EPIC Ventures Facility, 22 Hudson Falls Road, South Glens Falls, New York and owned and used or held by Seller for use in connection with the Facility (which for illustrative purposes included, as of June 12, 2003, the items listed in the Personal Property Schedule); provided, however, that the Tangible Personal -------- ------- Property shall not include any of the IDA Assets.

                           (D) Transferable Permits. The "Transferable Permits" shall mean all Permits listed in the Transferable Permits Schedule.

                           (E)      Assigned Intellectual Property. The
                                    "Assigned Intellectual Property" shall mean all Intellectual Property listed in the Intellectual Property Schedule (except as specifically noted otherwise therein);

                           (F) Warranties. The "Warranties" shall mean all warranties, guarantees and indemnities given by third parties relating to the Assets or to the ownership, operation and maintenance of the Facility, other than (x) in connection with any Excluded Assets or Retained Liabilities, (y) the Performance Guaranty or (z) as provided in Section 1.8(a).

                           (G) Business Records. The "Business Records" shall mean all books, operating and maintenance records, operating, safety and maintenance manuals, engineering or design plans, drawings, blue prints and as-built plans, specifications, customer information, procedures and similar items of Seller relating specifically to the Assets, other than (i) the Partnership Records, (ii) personnel records of Seller and (iii) copies of any such items retained by Seller.

                           (H)      Reserved.

                           (I) Assigned Claims. The "Assigned Claims" shall mean any suits, actions, causes of action, awards, rights to award, and claims and recoveries of Seller against third parties other than the Purchasers (including defenses, set-offs, counterclaims and the like) arising out of or in connection with the Facility after the Closing without regard to when such items might accrue, except (i) to the extent such arise and accrue based on events occurring prior to the Closing, (ii) casualty insurance claims to which Seller is otherwise entitled under
                                    Section 1.7 of this Agreement and (iii) the Reserved Construction Contract Rights to the extent described in Section 1.5.

                           (J) Certain Litigation Rights. The "Litigation Rights" shall mean the rights of Seller in the case of Schultz vs. The New York Legislature, et al, Index No. 3271-98, State of New York, Supreme Court, County of Albany.

                  (ii) The "IDA Assets" means the Real Property, Seller's
Bond Documents and those certain contracts relating to the Real Property as defined and described in Sections 1.1(a)(ii)(A), 1.1(a)(ii)(B) and 1.1(a)(ii)(C) below.

                           (A) Real Property. The "Real Property" shall mean the Facility Site, as described in the Real Property Schedule (including Parcels VI and VII and the access easement as more fully described in the Facility Access Easement), and all buildings, structures, fixtures and other improvements thereon that constitute real property. It is the intention of Seller that transfer of the Real Property be effected by the assignment to the IDA of Seller's rights under the Installment Sale Agreement as amended effective as of the Closing Date to include those portions of the Real Property not currently covered under the Installment Sale Agreement (which, for the avoidance of doubt, are those parcels designated as Parcels VI and VII on the Survey), and to exclude those portions of the Northern Parcels currently covered under the Installment Sale Agreement (which, for the avoidance of doubt, is that parcel designated as Parcel II on the Survey). It is the further intention of Seller that the transfer of all right, title and interest of the IDA in and to the Northern Parcels be transferred by deed from the IDA to the Seller at Closing.

                           (B) Seller's Bond Documents. The "Seller's Bond Documents" shall mean the Installment Sale Agreement and all other documents to which Seller is a party relating to the issuance of the Bonds, other than the Construction Contract, the PPA and the Service Agreement.

                           (C) Real Property Contracts. Any Contracts relating solely to the Real Property that are not Business Contracts and are not described or referred to in Section 1.1(a)(ii)(B) above.

         (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Assets shall not include the following assets of Seller (the "Excluded Assets"):

                  (i) Cash. All cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents;

                  (ii) Investments. Certificates of deposit, shares of stock, securities, evidences of Indebtedness, interest in joint ventures, partnerships, limited liability companies and other entities;

                  (iii) Tax Refunds. All refunds or credits, if any, of Taxes due to Seller attributable to any period ending on or prior to the Closing;

                  (iv) Tradename, Logo and Other Foster Wheeler Intellectual Property. (A) any logos owned by Seller, (B) all of Seller's right, title and interest in, to and under the names "Adirondack Resource Recovery Associates, L.P." and "ARRA", (C) the name "Foster Wheeler", (D) any logos, trademarks or trade names containing the terms "Foster" or "Wheeler" (together or alone), (E) the initials "FW", (F) any name or mark which might be confusingly similar to these terms, and (G) any other indicia of origin incorporating the foregoing items not used exclusively in connection with the operations of the Seller (collectively, the "Foster Wheeler Intellectual Property");

                  (v) Insurance. Life insurance policies and all other insurance policies relating to the operation of the Facility;

                  (vi) Employee Plans.  All assets owned or held by any Plans;

                  (vii) Accounts. Subject to the Service Agreement Settlement Agreement and the applicable Transfer Agreements, all accounts receivable, contract rights, general intangibles or other rights to payment under the Business Contracts, or otherwise owed or accruing for any time before the Closing, including, without limitation, any and all adjustments to which Seller is entitled to receive before or after Closing for the period through Closing under or in connection with the Business Contracts, but subject to any and all adjustments to which any of Seller's counterparties to the Business Contracts are entitled;

                  (viii) Permits. Any Permits held by Seller other than Transferable Permits;

                 (ix) Northern Parcels. Any right, title, or interest of Seller in and to the Northern Parcels (title to which is to be conveyed by the IDA to Seller at Closing);

                 (x)Other Assets. All other assets of Seller not included in the Assets under Section 1.1(a) of this Agreement; and

                 (xi)Restructuring Documents. Seller's rights under this Agreement, the other Transfer Agreements and any opinions, certificates or other documents, instruments, or agreements delivered in connection with this Agreement.

         Section 1.2 Liabilities.

         (a) WTI Assumed Liabilities. At the Closing, WTI will deliver to Seller the WTI Assumption Agreement in the form attached hereto as Exhibit D.

         (b) IDA Assumed Liabilities. At the Closing, WTI shall cause the IDA to deliver to Seller the IDA Assumption Agreement in the form attached hereto as Exhibit E.

         (c) Retained Liabilities. Except for the Assumed Liabilities, Purchasers shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller, including but not limited to Seller's Liabilities under this Agreement and the other Transfer Agreements and the following (collectively the "Retained Liabilities"):

                 (i) any Seller Environmental Claims;

                 (ii) any Liabilities of Seller in respect of any Excluded
         Assets;

                 (iii) any Liabilities of Seller for Taxes imposed on Seller (other than Transfer Taxes) or any of its Affiliates;

                  (iv) any Liabilities of Seller under Seller's Bond Documents arising and accruing based on events occurring prior to the Closing;

                  (v) any Liabilities arising out of or in any way relating to Seller's employment of, termination of employment of, and provision of benefits to, and compensation of Employees employed or independent contractors engaged by Seller, including, but not limited to, claims for any personal injury, discrimination, mass layoff or plant closing, harassment, wrongful discharge or other wrongful employment practice, unfair labor practice, claims for benefits (including claims arising under ERISA or workers' compensation laws), other violation of or obligations under any employment Law or similar claims or causes of action, known or unknown, absolute or contingent, asserted or unasserted, of any such Person arising out of events occurring or otherwise attributable to the period on or before the Closing;

                  (vi) any Liabilities of Seller relating to any Plan, or to any "employee pension plan" (as defined in Section 3(2) of ERISA) of Seller, whether or not terminated, established, maintained or contributed to by Seller or a Common Control Entity at any time, or to which any of Seller or a Common Control Entity are or have been obligated to contribute to at any time ("ERISA Affiliate Plan"); including any liability (A) to the Pension Benefit Guaranty Corporation under Title IV of ERISA; (B) relating to a multiemployer plan; (C) with respect to non-compliance with COBRA or The Health Insurance Portability and Accountability Act of 1996, as amended ("HIPAA"); (D) with respect to noncompliance with any other applicable provision of the Code, ERISA or any other applicable laws; or (E) with respect to any suit, proceeding or claim which is brought against Purchaser with respect to any such Plan or ERISA Affiliate Plan, against any such Plan or ERISA Affiliate Plan, or against any fiduciary or former fiduciary of any such Plan or ERISA Affiliate Plan;

                  (vii) any and all asserted or unasserted liabilities or obligations to third parties (including Employees) for personal injury or tort, or similar causes of action to the extent arising out of the ownership or operation of the Assets prior to the Closing Date.

                  (viii) other than in connection with Environmental Claims any civil or criminal fines, penalties or costs imposed by a Governmental Authority resulting from (i) an investigation, proceeding, request for information or inspection relating to the Facility or any activities of Seller before or by a Governmental Authority commenced or pending prior to the Closing Date, but only regarding events, acts or omissions which occurred prior to the Closing Date, (ii) illegal acts or omissions, willful misconduct or negligence of Seller prior to the Closing Date or
         (iii) violations of Laws arising from the operation of the Facility prior to the Closing Date;

                  (ix) any payment obligations of Seller for goods delivered or services rendered prior to the Closing Date;

                  (x) liability for toxic torts arising as a result of or in connection with loss of life or injury to Persons (whether or not such loss or injury arose or was made manifest on or after the Closing Date) caused (or allegedly caused) by the presence or Release of Hazardous Materials (at any concentration and whether or not in compliance with applicable Environmental Law) originating from or migrating from the Parcel during Seller's use and/or occupancy of the Parcel;

                  (xi) any obligations for wages, overtime, vacation pay, sick pay, holiday pay, employment Taxes, severance pay, retention bonuses or similar benefits accruing or arising prior to the Closing under any term or provision of any contract, plan, instrument or agreement relating to any of the Employees;

                  (xii) any liability of Seller arising out of its use and/or occupancy of the Northern Parcels;

                  (xiii) any liability of Seller arising out of a breach by Seller or any of its Affiliates of any of their respective obligations under this Agreement, the Service Agreement Settlement Agreement or the other Transfer Agreements; and

                  (xiv) any collective bargaining agreement, other labor contract, or any written understanding with any labor organization to which Seller is a party.

         Section 1.3 Purchase Price.

         The aggregate purchase price for the Assets shall be $6,175,000, which shall be payable to Seller in immediately available United States funds at the Closing in the manner provided in Section 1.4 (the "Purchase Price"). WTI shall also pay $650,000 (the "Settlement Amount") to the IDA at Closing.

         Section 1.4 Closing.

         (a) The Closing will take place at the offices of Hogan & Hartson L.L.P., 875 Third Avenue, New York, New York, or at such other place as WTI and Seller mutually agree, effective at 10:00 A.M. local time, on the Closing Date. At or prior to Closing, WTI shall pay to the IDA pursuant to the Facility Transfer Agreement an amount equal to the Settlement Amount plus $350,000. At Closing WTI shall cause the IDA (i) to pay $350,000 to Seller and (ii) to deliver the IDA-ARRA Deliverables to Seller and perform its obligations under the Facility Transfer Agreement, and WTI shall pay $5,825,000 to Seller. At the Closing, the Purchase Price shall be paid to Seller by wire transfer of immediately available United States funds to such account as Seller may reasonably direct by written notice delivered to WTI by Seller at least two (2) Business Days before the Closing and Seller will pay WTI any Cut Off Payments due hereunder by wire transfer or otherwise in good funds pursuant to Section 1.5(b). Notwithstanding the foregoing, the parties have agreed to use Commercially Reasonable Efforts to cause the Closing Date to occur on or before September 15, 2003.

         (b) At Closing, Seller shall deliver to WTI:

                  (i) a General Assignment and Bill of Sale to IDA substantially in the form of Exhibit B hereto (the "ARRA-IDA General Assignment"), duly executed by Seller;

                  (ii) a General Assignment and Bill of Sale to WTI substantially in the form of Exhibit C hereto (the "ARRA-WTI General Assignment"), duly executed by Seller;

                  (iii) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchasers' and Seller's counsel, as shall be effective to vest title in each Purchaser to its portion of the Assets, in each case subject only to Permitted Liens (the ARRA-IDA General Assignment, the ARRA-WTI General Assignment and the other instruments referred to in this clause (b)(iii) being collectively referred to herein as the "WTI Assignment Instruments");

                  (iv) all Returns and other documentation with respect to Transfer Taxes, if any, prepared by WTI, duly signed or executed by Seller, to the extent required pursuant to Section 5.1 hereof;

                  (v) the Facility Access Easement; and

                  (vi) a Limited Release of Seller and the General Partner in the form of Exhibit S-4, duly executed by Seller and the General Partner.

         (c) At Closing, WTI shall deliver to Seller:

                  (i) an assumption agreement for the WTI Assumed Liabilities substantially in the form of Exhibit D hereto (the "WTI Assumption Agreement"), duly executed by WTI;

                  (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's and WTI's counsel, as shall be effective to cause WTI to assume the WTI Assumed Liabilities (the WTI Assumption Agreement and such other instruments referred to in clause this (c)(ii) being collectively referred to herein as the "WTI Assumption Instruments"); and

                  (iii) any Returns with respect to Transfer Taxes referred to in paragraph (b)(iv) of this Section.

         (d) At Closing, Seller shall receive, as part of the IDA - ARRA Deliverables, the following:

                  (i) an assumption agreement for the IDA Assumed Liabilities substantially in the form of Exhibit E hereto (the "IDA Assumption Agreement"), duly executed by the IDA;

                  (ii) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller's and IDA's counsel, as shall be effective to cause IDA to assume the IDA Assumed Liabilities (the IDA Assumption Agreement and such other instruments referred to in this clause (d)(ii) being collectively referred to herein as the "IDA Assumption Instruments");

                  (iii) a mutual release by the IDA, Washington County, Warren County, the Trustee, Seller, the General Partner, the Limited Partner, and Foster Wheeler LLC with respect to certain obligations of the parties thereto in the form of Exhibit Q (the "ARRA - IDA Mutual Release"), duly executed by the IDA;

                  (iv) (A) a Stipulation of Discontinuance between legal counsel to Seller, its General Partner, and Foster Wheeler LLC and the IDA in the form of Exhibit R-1 (the "Stipulation of Discontinuance"), (B) a Settlement Agreement in the form of Exhibit R-2 (the "Settlement Agreement") between Seller, its General Partner and Foster Wheeler LLC and IDA and (C) a Limited Release in the form of Exhibit R-3 (the "IDA Litigation Release") by IDA for the benefit of Seller, its General Partner and Foster Wheeler LLC, each duly executed by the IDA;.

                  (v) a Limited Release of the IDA, in the form of Exhibit S-1, a Limited Release of Washington County in the form of Exhibit S-2, a Notice of Discontinuance of counsel to Washington County in the form of Exhibit S-3 and a Limited Release of the Trustee in the form of Exhibit S-5 (together with the Limited Release of Seller and General Partner in the form of Exhibit S-4, the "ARRA-County Releases"), duly executed by all relevant parties, with respect to certain litigation between the Seller and Washington County; provided, however, that with respect to such Limited Release of the Trustee only, the parties shall use reasonable efforts to cause delivery to Seller of same but such delivery shall not be a condition to Closing;

                  (vi) a Service Agreement Settlement Agreement between the Seller and IDA in the form of Exhibit U (the "Service Agreement Settlement Agreement"), duly executed by the IDA pursuant to which Seller and IDA shall provide for an accounting, final reconciliation and settlement of all fees or other amounts due to or from Seller under the Service Agreement, Seller's Bond Documents and the PPA with respect to the period before the Closing Date. Notwithstanding the assignment of the Service Agreement by Seller to WTI at Closing, WTI shall not be responsible for or retain any obligation or liability of Seller to IDA with respect to the Service Agreement Settlement Agreement or any other Liabilities of Seller to IDA arising with respect to the period prior to the Closing other than Liabilities arising from WTI's negligence, recklessness or willful misconduct prior to Closing;

                  (vii) a deed from the IDA in favor of Seller conveying the Northern Parcels to Seller free and clear of all Liens, except those created by or in favor of the Seller and its Affiliates or any Permitted Encumbrances (as defined in the Bond Indenture); provided, however, that the conveyance shall be free and clear of any Liens arising or existing in connection with the Bond Indenture and/or the Installment Sale Agreement; and

                  (viii) all Returns with respect to Transfer Taxes that are to be filed in connection with the Closing pursuant to Section 5.1 hereof.

         (e) At Closing, Seller will execute and deliver to the IDA each of the ARRA-IDA Deliverables to which Seller is a party.

         (f) At Closing, WTI shall cause the IDA to deliver each of the IDA-ARRA Deliverables to Seller.

         (g) At Closing, there shall also be delivered to Seller and Purchasers the opinions, certificates and other contracts, documents and instruments required to be delivered under Articles VII and VIII.

         (h) WTI shall cause the IDA to deliver such additional documents and instruments and take such additional actions as necessary to consummate the transactions contemplated by this Agreement.

         Section 1.5 Proration; Reserved Construction Contract Rights.

         (a) Proration. To the extent not included in the Passthrough Costs (as defined in the Service Agreement) and allocated under the Service Agreement Settlement Agreement, the amount of charges for sewer, water, telephone, electricity and other utilities and any Taxes in the nature of ad valorem Taxes relating to the Real Property, the Tangible Personal Property and the ownership and operation of the Facility ("Straddle Expenses") will be allocated pro rata per diem for the tax year (or other applicable payment period) that includes the date of Closing, with Seller liable for such items to the extent they are allocable to the period prior to the date of the Closing and the applicable Purchasers liable for such items, to the extent they are allocable to periods beginning with and subsequent to the Closing. Seller will arrange for the cutoff of telephone, water, sewer and electricity utility service at the Facility at the Closing Date and it shall be WTI's responsibility to arrange for restoration of service from these utilities on and following the Closing Date. Except as otherwise agreed by the parties, the net amount of all such pro-rations will be settled and paid pursuant to paragraph 1.5(b).

         (b) The parties agree that, regardless of which party receives an invoice therefor, Seller shall remain liable for costs of goods or other property delivered prior to Closing and for services performed prior to Closing, and WTI shall be liable for costs of goods and other property delivered pursuant to a Business Contract after the Closing (even if Seller ordered the same prior to Closing) and for services to be performed after Closing pursuant to a Business Contract. At Closing, the parties shall use reasonable efforts to reconcile these costs based on purchase orders issued by Seller prior to Closing for such goods, property and/or services and to effect a cash adjustment (a "Cutoff Payment"). After Closing, if either party receives an invoice or payment demand for which the other party is liable (and for which the receiving party has not received the cash adjustment provided for in the previous sentence) it shall forward a copy of such invoice or payment demand to the other party along with a notice directing the other party to reimburse the receiving party or to pay the invoice or payment demand directly, and the responsible party shall pay the invoice or reimburse the other party within ten (10) days of receipt of such invoice. Each party shall have the right to contest any invoice in good faith, and at its own expense, provided such contesting party provides written notice of its intent to contest to the other party, which notice shall provide the contesting party's express agreement to indemnify the other party for any Claims incurred as a result of the contested invoice. Seller shall remain solely liable for any Retained Liabilities, whether arising before, on or after the Closing Date. WTI shall be solely liable for any WTI Assumed Liabilities whether arising before, on or after the Closing Date.

         (c) Reserved Construction Contract Rights. The parties hereto hereby acknowledge and agree that notwithstanding the assignment by Seller to WTI at the Closing of all of the Seller's right, title and interest in, to and under that certain Second Amended and Restated Construction Contract, dated as of October 28, 1988 and as amended through January 20, 1989, between the IDA and Seller (the "Construction Contract"), Seller shall retain, equally but severally with WTI, the rights of Seller against the IDA (including but not limited to the right to receive payments and indemnity from the IDA for certain environmental matters) pursuant to and under, and to enforce the provisions of, Sections 2.02(c) and 11.03 of the Construction Contract (collectively, the "Reserved Construction Contract Rights"). The Reserved Construction Contract Rights shall, at the Closing, be assigned to WTI but shall also be held and retained by Seller concurrently with WTI. Such retention shall be without prejudice to the assignment by Seller to WTI of such Reserved Construction Contract Rights as provided herein and in the WTI Assignment Instruments (including, without limitation, the ability of WTI and Seller to each exercise fully and independently their rights with respect thereto). The IDA has consented to such retention by Seller in its consent to assignment of the Service Agreement to WTI and in the ARRA-IDA Mutual Release.

         (d) The parties recognize that after the Closing Date mail or other correspondence addressed to Seller may be delivered to the Facility and correspondence from Governmental Authorities may be addressed to Seller, even though it relates to matters for which WTI is responsible or may have an interest. After the Closing, WTI may (i) open mail or other items delivered to the Facility that are addressed to Seller to determine whether such mail or other items relate to matters that are WTI's responsibility and (ii) retain copies of any such opened mail or other deliveries. Notwithstanding the foregoing, for a period of ninety (90) days after Closing WTI shall forward to Seller or Seller's designee all mail or other deliveries addressed to Seller, and thereafter WTI may elect to refuse delivery of mail or other items addressed to Seller. Seller shall provide to WTI with copies of correspondence relating to the Facility from Governmental Authorities that Seller receives after the Closing which relate to matters that are WTI's responsibility.

         Section 1.6 Purchaser Approvals and Third Party Consents.

         (a) Purchaser Approvals. WTI, with Seller's cooperation, shall use Commercially Reasonable Efforts to obtain (i) written approvals of Governmental Authorities for Seller to transfer (or if appropriate, the reissuing authority to reissue) the Transferable Permits to WTI as of Closing, (ii) the approvals of the IDA, Washington County and Warren County to the Restructuring and the transactions contemplated thereby and the execution and performance of the Facility Transfer Agreement, including but not limited to all IDA-ARRA Deliverables and (iii) permits listed on the Purchaser Approvals Schedule (collectively, "Purchaser Approvals"). Seller agrees to cooperate with WTI in securing the Purchaser Approvals and shall bear any expenses it incurs in connection with such cooperation. WTI shall bear all other costs in connection with securing such Purchaser Approvals.

         (b) Business Contracts. WTI shall use Commercially Reasonable Efforts to obtain the consents of counterparties to the Business Contracts being assigned to WTI pursuant to this Agreement; provided, that such obligation shall extend only to those Business Contracts that are listed on the Business Contracts Schedule and identified on the Approvals Schedule as having an explicit contractual provision that prohibits the assignment of Seller's obligations thereunder to WTI (an "Anti-Assignment Clause"). If there is a Contract listed on the Business Contracts Schedule which in fact has an Anti-Assignment Clause, but is not identified on the Approvals Schedule as having an Anti-Assignment Clause and the assumption of such Contract would cause a Material Adverse Effect, WTI may, but shall not be obligated to, either (x) use Commercially Reasonable Efforts to obtain the counterparties' consent to assignment or (y) assume such Contract (unless WTI shall have been furnished with a consent to the assignment thereof at or prior to Closing, in which case WTI shall be obligated to assume it). Seller shall not be liable to WTI for Claims arising out of the assignment of any Business Contract listed on the Business Contracts Schedule that does not have an Anti-Assignment Clause. Seller agrees to cooperate with WTI in obtaining such consents and shall bear any expenses it incurs in connection with such cooperation. WTI shall bear all other costs related to the obtaining of such counterparty consents.

          (c) To the extent that any Business Contract, Assigned Intellectual Property, Warranty or Transferable Permit is not assignable or transferable without the consent of another party or the approval of, or filing with, a Governmental Authority, the execution of this Agreement, in and of itself, shall not constitute an assignment or an attempted assignment or transfer thereof.

         Section 1.7 Risk of Loss to Assets; Damage to Facility.

         (a) During the Post-Signing Period, all risk of loss or damage to the property included in the Assets (including the Facility and the Facility Site) shall be borne by Seller, other than loss or damage caused by the acts or negligence of WTI or its representative, which loss or damage shall be the responsibility of WTI.

         (b) If during the Post-Signing Period any of the Assets (including the Facility and the Facility Site) is destroyed or damaged or taken in condemnation (collectively, a "Loss Event"), (i) Seller shall promptly notify WTI of such Loss Event, (ii) prior to the Closing, Seller shall, at its expense, repair, replace or take such other action with respect to the Assets, the Facility and/or such Loss Event so that the damaged, destroyed or taken property is restored to a condition that meets the requirements of the Service Agreement and the Seller's Bond Documents and the Facility is fully operational ("Corrective Action"), (iii) Seller may retain any and all available insurance or other proceeds related thereto, as and to the extent required under (and subject to and in accordance with) the existing provisions of the Service Agreement and Seller's Bond Documents, and (iv) once the Corrective Action has been completed, the Closing shall occur as scheduled.

         (c) If the insurance or other proceeds arising from the Loss Event are not available to Seller for the Corrective Action due to the filing with the Trustee of the certificate described in clause (ii) of the first sentence of
Section 7.3 of the Installment Sale Agreement or the certificate described in Sections 7.4(a) or 7.4(b)(1) of the Installment Sale Agreement (as applicable), and WTI does not elect to waive the requirements of this Section 1.7 for Corrective Action, either party may terminate this Agreement upon twenty (20) day's notice to the other party and to the IDA.

         (d) In the event that WTI desires to perform such Corrective Action in lieu of Seller, the parties will in good faith attempt to negotiate the terms and conditions under which WTI shall perform such Corrective Action and, if mutually agreed to, shall execute a written agreement setting forth such terms and conditions, and Seller shall make available to WTI any insurance proceeds to which Seller is entitled under the existing Service Agreement and Seller's Bond Documents to be applied towards WTI's Corrective Action costs in accordance with such written agreement. In the event that Seller, with WTI's consent, performs any Corrective Action which continues after the Closing, Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Parties from and against Claims asserted against, imposed upon or incurred by a Purchaser Indemnitee as a result of or in connection with any negligence of Seller or of Seller's agents, representatives and/or independent contractors engaged by Seller in performing such Corrective Action.

         The provisions of this Section 1.7 shall be construed as express provisions in lieu of the provisions Section 5-1311 of the New York State General Obligations Law, the Uniform Vendor and Purchaser Risk Act, which the parties agree shall be inapplicable to the transactions contemplated hereby.

         Section 1.8 Post-Closing Cooperation and Access; Further Assurances.

         (a) To the extent that Seller's rights under any Warranty may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign same, if an attempted assignment would constitute a breach thereof, or be unlawful. Seller and WTI agree that if any consent to an assignment of any such Warranty shall not be obtained, or if any attempted assignment would be ineffective or would impair WTI's rights and obligations under the Warranty in question, so that WTI would not in effect acquire the benefit of all such rights and obligations, Seller, at WTI's expense, shall use Commercially Reasonable Efforts, to the extent permitted by Law and such Warranty, to enforce such Warranty for the benefit of WTI so as to provide WTI, to the maximum extent possible, with the benefits and obligations of such Warranty.

         (b) Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, at the other party's request and without further consideration, Seller and WTI, as applicable, shall (at the expense of the requesting party) execute and deliver to the party making such request such other instruments of sale, transfer, conveyance, assumption, release, consent, assignment and confirmation, provide such materials and information and take such other actions as the requesting party may reasonably deem necessary or desirable in order more effectively to consummate the transactions contemplated by this Agreement. In furtherance of, and without limiting, the foregoing, promptly following the Closing WTI and Seller shall, at WTI's expense, jointly notify all counterparties to all Business Contracts (including, without limitation, purchase orders) of the assignment of such Business Contracts to WTI. The notice given to counterparties shall contain instructions to such counterparties, consistent with Section 1.1(b)(vii) and the definition of WTI Assumed Liabilities, as to the making of payments due or payable under such Business Contracts.

         (c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to Seller or the operation of the Facility in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with the Assets, including (i) the preparation of Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened action or proceeding. Further, each party agrees for a period extending six (6) years after the Closing not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the thirty (30) day period after such offer is made. Any such information obtained by such party in accordance with this paragraph shall be subject to the Confidentiality Agreement.

         (d) If, in order properly to prepare its Returns, other documents or reports required to be filed with Governmental Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the operation of the Facility not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its Commercially Reasonable Efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by such party in accordance with this paragraph shall be subject to the Confidentiality Agreement.

         (e) Notwithstanding anything to the contrary contained in this Section 1.8, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with paragraphs (c) or (d) of this Section 1.8 shall be subject to applicable rules relating to discovery and not the foregoing provisions.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to WTI as follows:

         Section 2.1 Existence of Seller.

         Seller is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of New York, and has full limited partnership power and authority to occupy, operate and maintain the Facility as and to the extent now conducted and to own, use, lease, occupy and/or operate the Assets as and to the extent now conducted. Seller is duly qualified or licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the Assets make such qualification necessary, except in each case in those jurisdictions where the failure to be so duly qualified or licensed and in good standing would not create a Material Adverse Effect. Seller has heretofore made available to WTI complete and correct copies of its Certificate of Limited Partnership and Limited Partnership Agreement, as currently in effect.

         Section 2.2 Authority.

         Seller has full limited partnership power and authority to execute and deliver this Agreement and the other Transfer Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including to sell and transfer (pursuant to this Agreement) the Assets. The execution and delivery by Seller of this Agreement and the other Transfer Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized in accordance with Seller's limited partnership agreement, with no other partnership action on the part of Seller or its Partners being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and, upon the execution and delivery by Seller of the other Transfer Agreements to which it is a party, such other Transfer Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar Laws relating to or affecting the rights of creditors generally, or by general equitable principles.

         Section 2.3 No Conflicts.

         Other than obtaining Purchaser Approvals, the execution and delivery by Seller of this Agreement do not, and the execution and delivery by Seller of the other Transfer Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and such other Transfer Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of Seller's certificate of limited partnership or Seller's limited partnership agreement;

                  (ii) require any consent, approval, authorization, permit or other action of or filing with or notification to, any Governmental Authority, or except as set forth in the Approvals Schedule with respect to any Business Contracts containing an Anti-Assignment Clause, any other Person;

                  (iii) except as set forth in the Approvals Schedule and/or the Business Contracts Schedule, result in a default (or give rise to any right of termination, cancellation or acceleration or require any consent or approval) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which Seller is a party or by which Seller, or any of the Assets may be bound (excluding Seller's Bond Documents), except for such defaults (or rights of termination, cancellation or acceleration or any consent or approval) as to which requisite waivers or consents have been obtained;

                  (iv) conflict with or result in a violation or breach of any term or provision of any Law applicable to Seller or any of its Assets; or

                  (v) conflict with or result in a violation or breach of any term or provision of any Order applicable to Seller or any of its Assets.


other than, in the case of clauses (ii) through (iv), failures, defaults, violations, conflicts and breaches which would not prevent Seller from performing its material obligations under this Agreement or result in a Material Adverse Effect.

         Section 2.4 Reserved.





         Section 2.5 Financial Statements.

         Seller has heretofore furnished WTI with its audited consolidated balance sheets as of December 28, 2001, and December 27, 2002 and the related consolidated statements of income, partners' equity and cash flows for the fiscal years then ended, all certified by Seller's independent accountants (the "Financial Statements"). The consolidated balance sheet of Seller as of December 27, 2002, is hereinafter referred to as the "Balance Sheet" and December 27, 2002, as the "Balance Sheet Date". The Financial Statements, including the notes thereto, have been prepared in accordance with the books and records of Seller and with generally accepted accounting principles ("GAAP") and fairly present in all material respects the consolidated financial condition of Seller as of the Balance Sheet Date and for the periods indicated. Seller also has heretofore furnished WTI with the unaudited consolidated balance sheets as of May 23, 2003 (the "May Balance Sheet") and the related consolidated statements of income, partner's equity, cash flows for the period ended May 23, 2003 and accounts receivable and accounts payable aging schedules as of such date (the "May Financial Statements"). The May Financial Statements (other than the accounts receivable and accounts payable aging schedules) have been prepared in accordance with the books and records of Seller and with GAAP and fairly present in all material respects the consolidated financial condition of Seller as of May 23, 2003 and for the periods indicated, subject to normal year-end audit adjustments. Seller does not have any known liabilities, contingent or otherwise, asserted or unasserted, not shown on the May Balance Sheet except as set forth on the Financial Statement Schedule and other than those which would not result in a Material Adverse Effect or those liabilities incurred in the ordinary course of business consistent with past practices after May 23, 2003. Seller does not own any material assets except for those reflected in the May Balance Sheet and other assets acquired by Seller after May 23, 2003 in the ordinary course of business consistent with its past practices.

         Section 2.6 Personal Property.

         (a) Seller has good and valid title to (i) all of its tangible and intangible personal properties and assets including, without limitation, all of the tangible and intangible personal properties and assets reflected in the May Balance Sheet, except as disposed of in the ordinary course of business consistent with past practices since May 23, 2003, and (ii) all of the tangible and intangible personal properties and assets purchased by Seller since May 23, 2003, in each case with respect to the property described in (i) and (ii) above, free and clear of all Liens (other than Permitted Liens), except as set forth on the Personal Property Schedule. (The tangible and intangible personal properties and assets referenced above in (i) and (ii) shall be referred to collectively as the "Personal Property.")

         (b) Except as set forth on the Personal Property Schedule, all of the Personal Property is in good operating condition and repair, ordinary wear and tear excepted, except where the failure of any such Personal Property to be in such condition and repair would not have a Material Adverse Effect. The Personal Property Schedule also contains a listing of all Personal Property as of the applicable date(s) set forth therein that is material to the operation and maintenance of the Facility.

         (c) Seller has not transferred or, except for Permitted Liens, encumbered its interest in the Installment Sale Agreement or entered into an obligation to do so.

         Section 2.7 Owned and Leased Real Property; Rights under
Installment Sale Agreement.

         (a) The Real Property Schedule contains an accurate and complete list of all real property owned or leased in whole or in part by Seller. In addition to the real property owned or leased by Seller, the Real Property Schedule describes the Facility, the Facility Site and the Northern Parcels, which are not owned or leased by Seller but are occupied and operated by Seller pursuant to the terms of the Installment Sale Agreement and the Service Agreement or otherwise with the acquiescence of the IDA. Seller has good and clear record, valid, indefeasible and marketable title in fee simple to the real property owned by Seller, free and clear of all Liens except for Permitted Liens and a valid leasehold interest in all real property leased by Seller free and clear of all Liens except Permitted Liens.

         (b) Except as described in the Real Property Schedule, all of the buildings, structures, improvements and appurtenances situated on the Real Property are in good operating condition and repair, ordinary wear and tear excepted, except where the failure to be in such condition would not have a Material Adverse Effect.

         (c) Seller has not, at any time during the last five years, received written notice from any Governmental Authority that its occupancy or operation of the Facility is not in accordance with any zoning, land use or building Law or the Facility is not in compliance with all set-back, zoning and land use restrictions.

         Section 2.8 Business Contracts.

         (a) Except as set forth in the Business Contracts Schedule, Seller is not a party to, and is not bound by any of the following Contracts (a "Material Contract"):

                  (i) any agreement or contract relating to the employment of any Person by Seller, or any independent contractor relationship which
         (x) results in annual obligations of Seller in excess of $50,000 or (y) may not be terminated without penalty (other than any severance payments required by Law) by Seller within twelve (12) months;

                  (ii) any bonus, incentive compensation, deferred compensation, pension, profit sharing, stock option, employee stock purchase, severance pay, retirement insurance, or other employee benefit plan which (x) results in annual obligations of Seller in excess of (A) in the case of group plans, $1,000,000 and (B) in the case of individual plans, $100,000 or (y) may not be terminated without penalty by Seller within twelve (12) months;

                  (iii) any agreement or contract relating to capital expenditures in excess of, in each case, $25,000 for any single transaction or an aggregate of $50,000 during any calendar year for any series of transactions;

                  (iv) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any Person or any agreement or contract relating to the making of any loan, advance or investment in excess of, in each case, $25,000 for any single transaction or an aggregate of $50,000 during any calendar year for any series of transactions;

                  (v) any agreement relating to indebtedness for borrowed money;

                  (vi) any guarantee or other contingent liability in respect of any indebtedness for borrowed money or obligation of any other Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

                  (vii) any material management service, financial advisory or any other similar type of contract including, without limitation, any contract with any investment or commercial bank (excluding bank account or deposit agreements in the ordinary course of business);

                  (viii) any agreement or contract materially limiting the ability of Seller to engage in any line of business or to compete with any Person;

                  (ix) any collective bargaining agreement, labor contract or other written or oral agreement with any labor union or any employee organization;

                  (x) any agreement which contains any provisions requiring Seller to indemnify any party thereto where there is, as of the date hereof, a substantial likelihood that such indemnification will be asserted against Seller and, if successfully asserted against Seller, would result in a Material Adverse Effect;

                  (xi) any agreement for the sale of any assets of Seller or the grant of any preferential rights to purchase any of Seller's assets or rights, other than in the ordinary course of business;

                  (xii) any other agreement or contract which involves an amount in excess of $25,000 for any single transaction or an aggregate of $50,000 during any calendar year for any series of transactions and which may not be terminated by Seller without penalty within twelve
         (12) months; or

                  (xiii) any agreement or contract with any Affiliate.

         (b) Except as disclosed on the Business Contract Schedule, Seller has made available to WTI accurate and complete copies (including all amendments, modifications and supplements) of all Business Contracts that are Material Contracts and the other Business Contracts listed in the Business Contracts Schedule. Except as set forth on the Business Contracts Schedule: (i) none of Seller or, to the Knowledge of Seller, any other party to a Business Contract is in default in any material respect under any of the Business Contracts, and, with respect to Seller or, to the Knowledge of Seller, any other party to a Business Contract, there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default thereunder; (ii) each Business Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms against Seller, and to the Knowledge of Seller, any counterparties to such Business Contracts, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the rights of creditors generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding of law or equity); and (iii) all necessary governmental approvals with respect to each Business Contract have been obtained by Seller or, to the Knowledge of Seller, any other party thereto, all necessary filings or registrations therefor have been made, and there have been no threatened cancellations thereof and there are no outstanding material disputes thereunder. To the Knowledge of Seller, no counterparty to any Business Contract has asserted that such Business Contract is not valid, binding and enforceable against such counterparty except as set forth in the Business Contract Schedule.

         Section 2.9 Permits.

         (a) Except as set forth in the Permits Schedule, Seller has obtained and possesses all governmental licenses, permits, franchises and other authorizations (including any Environmental Permits) of, and has made all required registrations or filings with, any Governmental Authority related to the ownership of its properties or the operation of its assets and business as currently conducted (collectively, the "Permits") other than those the failure of which to obtain or possess or make would not have a Material Adverse Effect. A copy of each such Permit has been delivered or made available to WTI. The Permits Schedule contains an accurate and complete list of all material Permits and, except as may be set forth on the Permits Schedule, all such Permits are in full force and effect except for those the failure of which to be in full force and effect would not have a Material Adverse Effect.

         (b) Except as set forth in the Permits Schedule, Seller is in compliance with all Permits other than Environmental Permits (which are addressed in Section 2.14) except where the non-compliance would not have a Material Adverse Effect. No proceedings against Seller are pending or, to the Knowledge of Seller, threatened, seeking the revocation or suspension of any Permits other than Environmental Permits, (which are addressed in Section 2.14,) which Permit suspension or revocation could have a Material Adverse Effect.

         Section 2.10 Litigation.

         (a) Except as set forth on the Litigation Schedule, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or, to the Knowledge of Seller, any investigation by, any Governmental Authority, pending, or, to the Knowledge of Seller, threatened against or affecting Seller or any of its properties or rights.

         (b) Except as set forth on the Litigation Schedule and except for Orders under Environmental Laws (which are addressed in Section 2.14), Seller is not subject to any Order entered in any lawsuit or proceeding that is in effect and adversely affects Seller's operation of the Facility.

         Section 2.11 Taxes.

         (a) Returns. Except as set forth on the Tax Schedule, Seller has timely filed or caused to be timely filed with the appropriate taxing authorities all Returns that are required by Law to be filed by, or with respect to, Seller for taxable years, periods or portions thereof ending on or prior to the Closing Date (a "Pre-Closing Period") (taking into account any extension of time to file granted to or on behalf of Seller). Such Returns are true and complete in all material respects.

         (b) Payment of Taxes. Except as set forth on the Tax Schedule, all Taxes and Tax liabilities of Seller due for all Pre-Closing Periods have been timely paid in full on or prior to the Closing Date or accrued and adequately disclosed and fully provided for on the books and records of Seller in accordance with GAAP. Seller has withheld and paid when due all Taxes required to have been withheld and paid in connection with amounts paid or owing to any Employee or other Person.

         (c) Other Tax Matters. Except as set forth on the Tax Schedule, neither Seller nor any of the Partners have, as of the Closing Date, entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the assessment, payment or collection of Taxes of Seller, and no deficiency assessment or proposed adjustment with respect to any Tax liability of Seller for any taxable period is pending or, to the Knowledge of Seller, threatened in writing. There are no tax liens for any Taxes which are presently due but unpaid upon any property of Seller, and none of the Partners are subject to any Tax liability that will result in a lien on the assets of Seller. There are no rulings, audits, claims, assessable levies, administrative proceedings, lawsuits or unresolved issues of fact or Law with respect to any Tax liability pending or, to the Knowledge of Seller, threatened in writing against Seller. Seller has not received a Tax ruling or entered into a closing agreement with any taxing authority that could reasonably be expected to have a continuing adverse affect on it after the Closing Date.

         Section 2.12 Intellectual Property.

         (a) The Intellectual Property Schedule contains an accurate and complete list of all patents, and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, copyrights and copyright rights and all pending applications for and registrations of patents, trademarks, service marks and copyrights owned or licensed by Seller, but excluding the Foster Wheeler Intellectual Property or any Foster Wheeler Technology (collectively, "Intellectual Property").

         (b) Except as set forth on the Intellectual Property Schedule, Seller owns all right, title and interest in the Assigned Intellectual Property free and clear of all Liens (other than Permitted Liens), including, without limitation, rights to use, sell, transfer, assign and license the same, except where the failure to own or have such rights to such Assigned Intellectual Property could not reasonably be expected to have a Material Adverse Effect. Except as set forth on the Intellectual Property Schedule, all patents, patent applications, trademarks, trademark applications and registrations and copyrights listed on such Schedule owned by Seller have been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency and, to the Knowledge of Seller, each such registration, filing and issuance remains in full force and effect.

         Except as set forth in the Intellectual Property Schedule, Seller has not granted any licenses or other rights (and has no obligations to grant licenses or other rights) to any Assigned Intellectual Property that would interfere with or limit a Purchaser's use thereof or give rise to any obligation to pay any royalty or fee for the use or continued use thereof as currently used at the Facility.

         (c) Except as set forth on the Intellectual Property Schedule, Seller is not, and as of the Closing will not be, infringing upon any patent, copyright, trademark right, or other intellectual property right of an Affiliate of Seller or, to the Knowledge of Seller, any other Person. Except as set forth on the Intellectual Property Schedule, no claim adverse to the interests of Seller in the Assigned Intellectual Property has been made, no claim adverse to the interests of Seller in the Intellectual Property licensed by Seller has been made to the Knowledge of Seller, or, in either case, to the Knowledge of Seller, threatened in litigation or otherwise in writing which would have a Material Adverse Effect. Seller has made no claim against any person alleging violation or infringement of its rights to the Intellectual Property and, to the Knowledge of Seller, there is no basis for such claim.

         Section 2.13 Employee Benefit Plans.

         (a) Except as set forth in Employee Benefits Schedule, Seller does not
(i) maintain any Plan or Other Arrangement, (ii) is a party or contributor to any Plan or Other Arrangement or (iii) has obligations under any Plan or Other Arrangement in which Seller's current or former employees participate.

         (b) Seller made available to WTI true and complete copies of each of the following: (i) the terms of each Plan; (ii) all related trust agreements or annuity agreements for each Plan; (iii) for the most recent plan year, all annual reports (Form 5500 series) on each Plan that have been filed with any governmental agency; (iv) the current summary plan description and subsequent summaries of material modifications, if any, for each Plan; and (v) all IRS favorable determination letters relating to any Plan. For each Other Arrangement, Seller has made available to WTI true and complete copies of each policy, agreement or other document setting forth or explaining the terms of the Other Arrangement covering current or former employees of Seller, all related trust agreements or other funding documents (including, without limitation, insurance contracts, certificates of deposit, money market accounts, etc.), all employee communications, all correspondence or other submissions with any governmental agency, and all agreements with service providers or fiduciaries for providing services on behalf of any Other Arrangement.

         (c) No Plan is a Multiemployer Plan, and Seller has not withdrawn from a Multiemployer Plan within the last six years.

         (d) Seller does not sponsor or maintain and has not sponsored or maintained an Individual Account Plan that is a Statutory-Waiver Plan, and no current or former employees of Seller participates in a Statutory Waiver Plan.

         (e) Seller has timely made all contributions and other payments required by and due under the terms of each Plan and Other Arrangement and has taken no action (including, without limitation, actions required by Law) relating to any Plan or Other Arrangement that will increase Seller's obligation under any Plan or Other Arrangement.

         (f) The Employee Benefits Schedule sets forth a list of all Qualified Plans. To the Knowledge of Seller all Qualified Plans and any related trust agreements or annuity agreements (or any other funding document) comply with ERISA and the Code (including, without limitation, the requirements for Tax qualification described in Section 401 thereof), securities laws and all other Laws. The trusts established under such Plans are exempt from federal income taxes under Section 501(a) of the Code. The plan sponsor has received determination letters issued by the IRS with respect to each Qualified Plan, and the Seller has made available to WTI true and complete copies of all such determination letters. All statements made by or on behalf of Seller to the IRS in connection with applications for determinations with respect to each Qualified Plan were true and complete when made and continue to be true and complete. Nothing has occurred since the date of the most recent applicable determination letter that would adversely affect the tax-qualified status of any Qualified Plan.

         (g) Seller has complied with all applicable reporting and disclosure provisions of Sections 101-109 and 204 of ERISA, and the fiduciary responsibility rules of Sections 401-406 of ERISA in connection with the Plans covering current and former employees of Seller, and, to the Knowledge of Seller, Seller has complied with the Code, ERISA and all other Laws pertaining to the Plans, Other Arrangements and other employee or employment related benefits, and all premiums and assessments relating to all Plans or Other Arrangements. There are no pending administrative audits, charges or claims or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and to the Knowledge of Seller, there exist no facts that could give rise to such a claim.

         (h) Neither Seller nor any fiduciary of the Plans has engaged in a violation of Section 406(a) or 406(b) of ERISA involving a Plan for which the applicable statute of limitations has not yet run, or for which no exemption exists under Section 408 of ERISA or under Section 4975(c)(2) or 4975(d) of the Code.

         (i) No Plan has experienced a "reportable event" (as such term is defined in Section 4043(b) of ERISA) that is not currently subject to an administrative or statutory waiver from the reporting requirement.

         (j) Seller does not sponsor or maintain and has not sponsored or maintained a Plan that provides or provided for post-retirement medical, life insurance or other benefits (excluding COBRA continuation coverage provided under Seller's group health plans), whether previously due, or due now or in the future, to current, former or retired employees of Seller.

         (k) All Welfare Plans and the related trusts that are subject to
Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA, increased portability and other rules of Sections 609, 701-732 of ERISA and all proposed or final regulations explaining those requirements.

         Section 2.14 Environmental Laws and Regulations.

         Except as set forth on the Environmental Matters Schedule or in the case of paragraphs (a)(i), (ii) and (iii), (b)(i) and (c)(i) and (ii) as would not have a Material Adverse Effect:

         (a)      Compliance.

                  (i) Seller has previously complied with all Environmental Laws or has resolved any non-compliance to the satisfaction of the Governmental Authority having jurisdiction over Seller.

                  (ii) Seller is currently in compliance with, and the Assets and Properties and all improvements thereon are currently in compliance with, all Environmental Laws.

                  (iii) Seller has filed all notices and reports with Governmental Authorities, and has maintained all information, documentation and records, required by Environmental Laws for the operation of the Assets and Properties and of Seller's business as currently conducted.

                  (iv) There are no outstanding or pending Orders (unilateral or by consent), notices of violation, fines, penalties or other monetary payments affecting any of the Assets and Properties or Seller's business under Environmental Laws.

         (b) Liabilities.

                  (i) To the Knowledge of Seller, Seller does not have any liability under any Environmental Law, nor is Seller responsible for any such liability of any other Person under any Environmental Law.

                  (ii) There are no pending, or to the Knowledge of Seller, threatened Seller Environmental Claims.

         (c) Environmental Permits.

                  (i) Seller has been duly issued, and currently has in full force and effect all Environmental Permits necessary to own and operate the Assets and Properties and the business of Seller as currently owned and operated.

                  (ii) A true and complete list of all Environmental Permits, all of which are valid and in full force and effect, is set out in the Permits Schedule. Seller has timely filed renewal applications for all such Environmental Permits.

                  (iii) Other than generally set forth under existing Laws, Seller has not been notified in writing by any Governmental Authority that any Environmental Permit may be modified, suspended, reissued or revoked or may not be renewed or otherwise obtained in the ordinary course of business.

         (d) Releases and Property Conditions.

                  (i) The Parcel contains no underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or at any time in the past by Seller for the management of Hazardous Materials.

                  (ii) During Seller's use and/or occupancy thereof, (1) there has never been any use of the Parcel as a dump or landfill, (2) there has never been any destruction of any wetlands on the Real Property or filling in of land thereon, and (3) to the Knowledge of Seller, no PCBs or asbestos-containing materials are present on or in the Parcel or the improvements thereon.

                  (iii) There has been no Release of Hazardous Materials at, on, under, or from the Parcel at any time during Seller's use and/or occupancy thereof, nor has there been a Release by Seller or, to the Knowledge of Seller a Release by any other Person, of Hazardous Materials at, on, under, or from any other real property currently or formerly owned, operated or leased by Seller, such that Seller is or could be liable for Remediation under Environmental Laws.

                  (iv) No property to which Hazardous Materials originating on or from the Parcel or the business or assets of Seller have been sent by Seller, or, to the Knowledge of Seller after diligent inquiry, on which such Hazardous Materials have otherwise come to be located, is listed or proposed to be listed on the National Priorities List, or is listed on the Registry of Inactive Waste Disposal Sites in New York State or any similar list in any other state, province or territory.

                  (v) No Lien in favor of any Person relating to or in connection with any Seller Environmental Claim has been filed or has attached to the Parcel.

                  (vi) In the ordinary course of business, Seller has maintained a list of all hazardous chemicals used by Seller on the Parcel. Such list does not include tetrachloroethylene, or any other chlorinated compound designated by CAS No. 127-18-4. In addition, to the Knowledge of Seller, at no time during Seller's use and/or occupancy of the Parcel has any employee, contractor, or agent of Seller used at any location on the Parcel any substance containing tetrachloroethylene, or any other chlorinated compound designated by CAS No. 127-18-4.

         (e) Documents.

                  (i) Seller has made available to WTI copies of all material environmental assessments, analyses, reports, audits and other documents in its possession or under its control that relate to the compliance of Seller's activities with Environmental Laws, the prior uses of the Parcel, and the environmental condition of the Parcel or any other real property that Seller or its Partners formerly owned, operated, or leased.

                  (ii) All information generated by Seller or any of its Partners which has been furnished by Seller to WTI concerning the compliance of Seller's activities with Environmental Laws, the prior uses of the Parcel, or the environmental condition of the Parcel or any other real property that Seller or its Partners formerly owned, operated, or leased, is accurate and complete in all material respects.

                  (iii) To the Knowledge of Seller, all information generated by a party other than Seller, or any of its Affiliates, which has been furnished by Seller to WTI, concerning the compliance of Seller's activities with Environmental Laws, the prior uses of the Parcel, or the environmental condition of the Parcel or any other real property that Seller or its Partners formerly owned, operated, or leased, is accurate in all material respects.

         Section 2.15 No Changes Since May Balance Sheet Date.

         Since the date of the May Balance Sheet, except as set forth on the Schedules, Seller has conducted its business in the ordinary course consistent with past practice and Seller has not:

         (a) by act or omission, taken a Proscribed Pre-Closing Action;

         (b) had a material adverse change in its financial condition, properties, assets, revenues, operations or business;

         (c) made any change in accounting methods or practices, credit practices or collection policies used by Seller; or

         (d) agreed, whether or not in writing, to do any of the foregoing.

         Section 2.16 Compliance with Laws.

         Seller is in compliance with all Laws (excluding Environmental Laws (which are addressed in Section 2.14)) applicable to Seller, except as identified on the Permits Schedule, the Environmental Matters Schedule or the Litigation Schedule or except to the extent that the failure to so comply would not have a Material Adverse Effect. Except as set forth on the Permits Schedule, the Environmental Matters Schedule or the Litigation Schedule, since January 1, 1999, Seller has not received any notice of a violation or alleged violation of any Law (excluding Environmental Laws which are addressed in Section 2.14).

         Section 2.17 Regulatory Status; QF Status of Facility.

         (a) Seller, as of the date of this Agreement is not, and as of the Closing Date will not be, subject to regulation (a) as a "public utility company" or a "holding company," "subsidiary company" or "affiliate" thereof under the Public Utility Holding Company Act of 1935, as in effect on the date thereof, (b) under the Federal Power Act, as in effect on the date thereof, other than as contemplated by 18 Code of Federal Regulations, Section 292.601(c), or (c) as an "electric utility," "public utility," or "public service corporation" or the equivalent under any existing state law, rule, or regulation, to the extent provided in 18 Code of Federal Regulations, Section 292.602(c). Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act or an "investment advisor" within the meaning of the Investment Company Act.

         (b) As of the date of this Agreement, the Facility is, and as of the Closing Date, the Facility will be, a "Qualifying Facility" as defined in the Public Utility Regulatory Policies Act of 1978 and has been so certified in the Federal Energy Regulatory Commission. The Facility has at all times during its operation met the requirements for maintaining such status. To the Knowledge of Seller, there is no fact or circumstance that could reasonably be expected to result in the loss of or successful challenge to such status.

         Section 2.18 Broker's or Finder's Fees, Etc.

         Except for Lehman Brothers, Inc., whose fees, commissions and expenses are the sole responsibility of Seller or its Affiliates, no agent, broker, person or firm acting on behalf Seller or its Affiliates is, or will be, entitled to any commission or broker's or finder's fees from either of the Purchasers, or from any Affiliate of any of the Purchasers, in connection with any of the transactions contemplated by this Agreement.

         Section 2.19 Bankruptcy.

         Neither Seller nor the FW Guarantor has filed any voluntary petition in bankruptcy or been adjudicated bankrupt or insolvent, or filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any federal or state bankruptcy, insolvency or other debtor relief or similar Law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator of all or any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition filed against Seller or the FW Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal or state bankruptcy act, or other debtor relief or similar Law, and no other liquidator has been appointed for Seller or the FW Guarantor, or of all or any substantial part of any of its properties. No proceeding has been commenced or, to the Knowledge of Seller, threatened in writing, seeking to adjudicate Seller or the FW Guarantor as bankrupt or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief.

         Section 2.20 Insurance.

         The Insurance Schedule lists and briefly describes all policies of property, liability, worker's compensation and other forms of insurance of any kind owned or held by Seller. All such policies are in full force and effect. Within the twenty-four (24) month period preceding the date of this Agreement, Seller has not been refused any insurance with respect to the business of Seller nor has coverage been limited in a manner adverse to such party by any insurance carrier to which Seller has applied for any such coverage or with which Seller carried insurance for such coverages during the last twelve (12) months. To the Knowledge of Seller, there has been no notice of cancellation or termination of such policies.

         Section 2.21 Labor and Employee Relations.

         (a) Seller is not a party to or has any obligations under any collective bargaining agreements or other labor union contracts or other oral or written understanding with any labor organization representing any employee of Seller.

         (b) No such agreements, understandings, or contracts have been requested by any employee or group of employees of Seller, nor has there been any discussion with respect thereto by management of Seller since January 1, 2000.

         (c) Since January 1, 2000, Seller has not received any written notification of any unfair labor practice charges or complaints pending before any agency having jurisdiction thereof nor are there any current or threatened union representation claims or petitions involving any of the employees of Seller, nor to the Knowledge of Seller have any such charges, complaints, claims or petitions been threatened.

         (d) Since January 1, 2000, and to the Knowledge of Seller, there are and have been no union organizing activities or proceedings involving, or any pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for, or where the purpose is to organize, any group or groups of employees of Seller. Seller has not received any notice of, nor are there currently pending, any proceeding before the National Labor Relations Board, wherein any labor organization is seeking representation of any employees of Seller.

         (e) As of the date hereof, there are no strikes, work stoppages, work slowdowns, labor disputes or lockouts nor, to the Knowledge of Seller, any threats thereof, by or with respect to any of the employees of Seller. Since January 1, 2000, there have been no labor disputes, strikes, slowdowns, work stoppage, lockouts or similar matters (except for routine grievance matters) involving employees of Seller.

         (f) Within the last three (3) years, Seller has not received notice of, nor to the Knowledge of Seller are there any, pending grievances filed by employees, or former employees of Seller within any collective bargaining unit or by representatives of such employees within any collective bargaining unit. Further, within the last three (3) years, Seller has not received any notice of nor, to the Knowledge of Seller, are there any citations, investigations, orders, fines, findings, awards, arbitration decisions, settlement agreements, injunctions, consent decrees or conciliation agreements involving the employment of any person by Seller.

         (g) Except as set forth on the Labor and Employee Relations Schedule, within the last three (3) years, Seller has not received any notice of, nor are there any (i) pending or, to the Knowledge of Seller, threatened, charges of discrimination or lawsuits involving any alleged violation of any fair employment or equal employment opportunity law, wage payment law, occupational safety and health law, or other employment law, (ii) pending or, to the Knowledge of Seller, threatened, litigation arising out of any past or present employment or independent contractor relationship, or other employment-related law, whether federal, state or local, or (iii) pending or, to the Knowledge of Seller, threatened, litigation arising out of any employment relationship, by any applicant, employee or former employee, independent contractor or any heir, beneficiary or representative of any such Person or Persons. Seller has not received notice of any charge or claim involving any of Seller's respective facilities, employees, or former employees that is pending with respect to equal employment opportunity, unlawful discrimination, occupational safety or wage payment law (other than claims arising under applicable worker's compensation statutory or regulatory requirements which claims, individually or in the aggregate, would not have a Material Adverse Effect), or any other form of alleged employment practice or unfair labor practice.

         (h) Except as set forth on the Labor and Employee Relations Schedule, Seller, and each Plan in which current or former employees of Seller participate, comply with all applicable Laws, rules and regulations relating to the employment of labor, and the engagement of independent contractors, including, but without limitation, those relating to wages, hours, concerted activity, non-discrimination, occupational health and safety, and the payment and withholding of all amounts required by law or contract to be withheld from the wages or salaries of their respective employees, and Seller does not have any accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing, other than for violations or failures to comply which would not have a Material Adverse Effect.

         (i) Except as set forth on Labor and Employee Relations Schedule, there are no employment agreements or consultant agreements to which Seller is a party or is bound which will remain in effect after the Closing. The parties agree that WTI is not assuming, and shall have no liability under, any such agreements.

         (j) The Labor and Employee Relations Schedule sets forth the names of each of the current employees of Seller (as of June 16, 2003), their salaries and duration of employment. All personnel working at the Facility are employees of Seller, except as disclosed on the Labor and Employee Relations Schedule.

         (k) It is agreed and understood that WTI is not assuming and shall have no liability under any collective bargaining agreements or other contracts or understandings that Seller may have with any labor organization.

         Section 2.22 Foster Wheeler Technology.

         Seller and its Affiliates either own or have the right to license the Foster Wheeler Technology pursuant to the Foster Wheeler Technology License.

         Section 2.23 Assets Used in Seller's Business.

         The Assets, the Excluded Assets and Foster Wheeler Technology constitute materially the same assets which Seller has utilized to conduct its business in the ordinary course, consistent with past practice.

         Section 2.24 Evergreen Interest.

         The "lock box" account at Evergreen Bank, P. O. Box 318, Glens Falls, New York 12801-0318, Savings Account No. 070088335434 was formerly used to deposit tip fee revenues collected by Seller and hold such revenues pending their payment over to the Trustee. Such tip fee revenues are currently collected directly by the IDA and said account (i) is no longer actively used by Seller, and (ii) contains approximately $21,647.73 as of May 31, 2003, representing interest earned on past deposits. All amounts held in said account will be released to Seller at Closing as a result of the settlement of the existing litigation between Seller and the IDA.

         Section 2.25 No Other Representations or Warranties.

         Notwithstanding anything contained in this Article II or any other provision of this Agreement to the contrary, (a) WTI acknowledges and agrees that none of Seller, its Affiliates nor any of their respective officers, directors, employees, agents or representatives is making any representation or warranty whatsoever, whether express or implied (including, but not limited to, any implied warranty or representation as to the value, condition, merchantability or suitability as to the Facility or any of the properties or assets of Seller) or contained, or referred to, in any materials that have been provided to WTI or any of its Affiliates, agent or representatives (including, without limitation, any confidential flip book submitted to WTI) beyond those expressly given by Seller in this Agreement and (b) it is understood that except for the representations and warranties and indemnities contained herein, the Purchasers are acquiring the Assets (including, without limitation, Seller's right, title and interest in the Facility Site and the Facility) "as is and where is".

                                   ARTICLE III
                             REPRESENTATIONS OF WTI

         WTI represents, warrants and agrees as follows:

         Section 3.1 Existence and Good Standing of WTI; Power and Authority.

         WTI is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. WTI has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by WTI of this Agreement and the consummation by WTI of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of WTI. This Agreement has been duly executed and delivered by WTI and constitutes the valid and binding obligation of WTI enforceable against WTI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

         Section 3.2 Consents and Approvals; No Violations.

         The execution and delivery by WTI of this Agreement and the consummation by WTI of the transactions contemplated hereby will not (a) violate any provision of the certificate of formation or limited liability company agreement (or other organizational document) of WTI; (b) violate any Law or Order of a Governmental Authority applicable to WTI or any of its Affiliates or by which any of their respective properties or assets may be bound; (c) except for Purchaser Approvals require WTI or any of its Affiliates to make or obtain any filing with, or permit, consent or approval of, or give any notice to, any Governmental Authority; or (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Lien upon any of the properties or assets of WTI or any of its Affiliates under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, franchise, permit, lease, collective bargaining agreement or other agreement, instrument or obligation to which WTI or any of its Affiliates is a party or by which WTI or any of its Affiliates or any of their respective properties or assets is bound, other than, in the cases of (b) through (d), violations, failures to file, breaches and defaults which would not prevent WTI from performing its material obligations under this Agreement.

         Section 3.3 Financing.

         WTI has sufficient funds available to it to transfer an amount equal to the Purchase Price and the Settlement Amount to the IDA pursuant to the Facility Transfer Agreement.

         Section 3.4 Broker's or Finder's Fees, Etc.

         No agent, broker, person or firm acting on behalf of WTI is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Affiliate of any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

         Section 3.5 Litigation.

         There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before or, to the Knowledge of WTI, any investigation by, any Governmental Authority pending, or, to the Knowledge of the WTI, threatened, against or affecting WTI or any of its properties or rights which would have an adverse effect on WTI or which questions the validity of this Agreement or any of the transactions contemplated hereby.

         Section 3.6   Facility Transfer Agreement.

         The form of Facility Transfer Agreement (together with all schedules and exhibits thereto) furnished by WTI and attached as Exhibit T hereto, is in final form for execution thereof by the IDA and WTI subject only to the receipt of the Purchaser Approvals.


                                   ARTICLE IV
                        COVENANTS OF SELLER AND PURCHASER


         Section 4.1 Access to Information Concerning Properties and Records.

         During the period commencing on the date hereof and ending on the earlier to occur of (a) the Closing Date and (b) the termination of this Agreement pursuant to Article X, Seller (i) shall, upon reasonable notice, afford WTI, and its counsel, accountants, consultants and other authorized representatives, reasonable access during normal business hours to the officers, employees, properties, books and records of Seller in order that they may have the opportunity to make such reasonable investigations as they shall desire of the Facility, the Facility Site and other Assets as WTI may reasonably request; provided that activities relating to the environmental investigation shall be subject to the terms of the Access Agreement, and (ii) shall cause its officers, employees, counsel, accountants, consultants and other representatives to furnish such additional financial and operating data and other information and respond to such inquiries as WTI and its counsel, accountants, consultants and other authorized representatives, shall from time to time reasonably request. Any information so obtained by WTI shall be subject to that certain letter agreement, dated April 24, 2001, by and between Wheelabrator Technologies, Inc. and Lehman Brothers Inc. on behalf of Foster Wheeler Corporation (the "Confidentiality Agreement").

         Section 4.2 Conduct of Business.

         (a) Except as required or specifically contemplated by this Agreement, during the period from the date of this Agreement until the earlier to occur of
(a) the Closing Date and (b) the termination of this Agreement pursuant to
Article X (the "Post-Signing Period"), Seller shall conduct its operations in accordance with past practices in the ordinary course of business, consistent with customary industry standards, and will use its reasonable best efforts to
(i) preserve intact its business organization, (ii) maintain its material rights and franchises, (iii) keep available the services of its officers and employees, and (iv) maintain satisfactory relationships with suppliers, distributors, customers, landlords, unions and others having business relationships with Seller. Without limiting the generality of and in addition to the foregoing, and except as otherwise required or specifically contemplated by this Agreement, during the period from the date of this Agreement until the earlier to occur of
(a) the Closing Date and (b) the termination of this Agreement pursuant to
Article X, Seller shall not, without the prior written consent of WTI:

                  (i) sell, lease (as lessor), encumber, pledge, transfer or otherwise dispose of, any Assets individually or in the aggregate (except for Assets used, consumed or replaced in the ordinary course of business consistent with past practices of Seller or its Affiliates) other than to encumber Assets with Permitted Liens;

                  (ii) modify, amend or voluntarily terminate prior to the expiration date, (i) any Business Contracts or Transferable Permits in any material respect or (ii) any of the Permits (including Environmental Permits) in any material respect, other than (a) in the ordinary course of business, to the extent consistent with the past practices of Seller, (b) with cause, to the extent consistent with past practices of such Seller, or (c) as may be required in connection with transferring Seller's rights or obligations thereunder to pursuant to this Agreement, provided, that, prior to any such allowable modification, amendment or termination of Permits, Seller shall provide at least five (5) days advance written notice to WTI and copies of applications pertaining to such Permits;

                  (iii) except as otherwise provided herein, enter into any Material Contract relating to the Assets unless the Material Contract expires or terminates on or prior to the Closing or is terminable by Seller (or, after the Closing, by WTI) without penalty or premium upon no more than 30 days' notice;

                  (iv) sell, assign or transfer any Intellectual Property;

                  (v) enter into any Order that would have a Material Adverse Effect on the operation (including operating costs or the throughput or output) of the Facility;

                  (vi) knowingly enter into any agreement, commit any act or omit to do any act, or engage in any activity or transaction or incur any obligation (by conduct or otherwise), which (individually or in the aggregate) would have a Material Adverse Effect;

                  (vii) (i) hire any new Employees prior to the Closing, other than to fill vacancies in existing positions in the reasonable discretion of Seller or in the ordinary course of business, (ii) increase salaries or wages of Employees prior to the Closing other than in the ordinary course of business and in accordance with Seller's past practices, (iii) take any action prior to the Closing to increase compensation and the aggregate benefits payable to Employees other than increases for Employees in the ordinary course of business and in accordance with Sellers' past practices, or (iv) enter into any written employment contracts with Seller's Employees;

                  (viii) enter into any collective bargaining agreements or other written or oral agreements with labor organizations representing the Employees;

                  (ix) make any material change to the levels of Inventories customarily maintained by Seller or its Partners with respect to the Assets, other than changes that are in the ordinary course of business consistent with Seller's past practices; or

                  (x) except as otherwise provided herein, enter into any legally binding Contract with respect to any of the foregoing.

         The matters described above in paragraphs (i) - (x) of this Section 4.2(a) are referred to as "Proscribed Pre-Closing Actions"). The parties expressly acknowledge and agree that: (x) this Section 4.2 shall not survive the Closing, and (y) except for Seller's breach of Section 4.2 for the purposes of preventing the Restructuring from being consummated, Seller's failure to remove any Lien arising by or through Seller or Seller's violation of clause (i) of this Section or Seller's failure to conduct normally scheduled maintenance of the Facility in accordance with past practices and Seller's historical operating philosophy, WTI shall not be entitled to damages for a breach by Seller of this
Section 4.2.

         (b) If during the Post-Signing Period, Seller enters into a Business Contract that is not Assignable, Seller shall notify WTI, and WTI may, but shall have no obligation to, assume Seller's obligations thereunder.

         (c) During the Post-Signing Period, Seller may, without prior notice to or approval of WTI, enter into any (i) new Contracts which expire or terminate on or prior to the Closing Date, (ii) new Contracts for the disposal of waste at the Facility that have been approved by the IDA or are otherwise permitted under the Service Agreement, and (iii) new Contracts that are terminable by Seller (or, after the Closing, by WTI) without penalty or premium upon no more than 30 days' notice (and which, subject to Section 4.2(b), in cases of clauses (ii) and (iii) shall automatically become Business Contracts which WTI must assume). During the Post-Signing Period, Seller shall, to the extent practicable, give WTI at least five Business Day's notice prior to the execution thereof by Seller of all other new Material Contracts and of all amendments to existing Business Contracts that are to be effective after the Closing. If WTI objects to the proposed Contract or amendment (if the proposed amendment would extend the term of an existing Business Contract) and identifies a reputable and financially responsible supplier of the goods or services whose terms not less favorable than those in the proposed Contract or amendment, Seller shall execute a Contract with the alternate supplier unless it in good faith determines it is not in Seller's best interests to do so, in which event WTI shall not be required to assume the Contract or amendment. If WTI fails to object to Seller's execution of the proposed Contract or amendment, or objects but fails to identify such an alternate supplier, before the date proposed in Seller's notice for the execution of the Contract or amendment, Seller may execute the Contract or amendment, which shall automatically become a Business Contract which, subject to Section 4.2(b), WTI must assume. Notwithstanding the foregoing, Seller shall only give WTI such prior notice as is practicable of any Contract (or amendments to existing Business Contracts) that Seller reasonably believes it must execute in order to avoid imminent harm to persons or property or material revenue losses or deal with other emergency situations and may execute such Contract or amendment without taking into account any WTI objections, and such Contract or amendment shall automatically become a Business Contract which, subject to Section 4.2(b), WTI must assume. Nothing in this paragraph (c), however, shall require WTI to assume any Contract that is entered into by Seller during the Post-Signing Period in violation of Sections 4.2(a) or 4.2(b).

         (d) Seller shall provide WTI with copies of all Business Contracts executed during the Post-Signing Period.

         Section 4.3 Commercially Reasonable Efforts.

         (a) Subject to the terms and conditions contained herein (including but not limited to Section 1.6), Seller and WTI shall cooperate and use their respective Commercially Reasonable Efforts (i) to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement and (ii) to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Articles VII and VIII hereof.

         (b) WTI shall pay any and all transfer fees and Transfer Taxes necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Articles VII and VIII hereof.

         Section 4.4 Exclusive Dealing.

         During the Post-Signing Period, Seller shall not take (and Seller shall not authorize or permit its Affiliates, and their respective officers, directors, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents to so take) any action, directly or indirectly, to encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchasers (and their Affiliates and representatives), concerning any acquisition of the Assets or Seller or any purchase of all or any part of the partnership, or other equity interests in, Seller or any merger, sale of substantial assets or similar transaction involving Seller except as required by Law.

         Section 4.5 Antitrust Filings.

         WTI and Seller agree that the transactions contemplated herein do not require the consent of any Governmental Authority under any applicable antitrust Laws.

         Section 4.6 Health Plan Continuation Coverage.

         The selling group as defined in the Treasury Regulation Section 54.4980B-9, Q/A-3, will be liable for any group health plan continuation coverage that may be required pursuant to COBRA due to a qualifying event experienced prior to or in connection with the Closing Date.

         Section 4.7 No Use of Name.

         After the Closing, none of IDA or WTI or any of their Affiliates shall have any right to use the Foster Wheeler Intellectual Property; provided, however, that for a period of six (6) months following the Closing, Purchasers shall be permitted to continue to use for internal purposes only and not otherwise for public use, materials bearing such Foster Wheeler Intellectual Property (such as employee manuals) used by Seller prior to the Closing. Without limiting the foregoing, within thirty (30) days following the Closing Date, WTI shall remove or cover any signs or other uses of the Foster Wheeler Intellectual Property that are visible from outside the Facility.

         Section 4.8 Savings Plans.

         WTI and Seller acknowledge and agree that (i) there shall be no transfer of assets or liabilities from any defined contribution pension plan of Seller or any of its Affiliates to any plan or arrangement of WTI, and (ii) WTI and its Affiliates shall have no right, title or interest in any of the assets of the Foster Wheeler Inc. 401(k) Plan (the "Savings Plan") and shall have no liability or responsibility respecting the Savings Plan.

         Section 4.9 Pension Plan.

         WTI and Seller acknowledge and agree that (i) there shall be no transfer of assets or liabilities from any defined benefit pension plan of Seller or any of its Affiliates to any plan or arrangement of WTI, and (ii) WTI and its Affiliates shall have no right, title or interest in any of the assets of the Foster Wheeler Inc. Salaried Employees Pension Plan (the "Retirement Plan") and shall have no liability or responsibility respecting the Retirement Plan.

         Section 4.10 Post-Signing Period Disclosure Updates.

         (a) General. At any time and from time to time during the Post-Signing Period, Seller shall, as promptly as reasonably practicable after Seller becomes aware of the occurrence thereof, give WTI written notice in reasonable detail (which notice shall make specific reference to this Section 4.10 and include any necessary corresponding amendments or supplements to any Schedules hereto) (the "Disclosure Bringdown") of the occurrence or existence of, or the impending occurrence or existence of, (i) any fact, condition or event, which causes or constitutes a breach of any representation or warranty of Seller contained herein as of the date of execution of this Agreement (a "Pre-Signing Event") and
(ii) any fact, condition or event (other than a Pre-Signing Event) which would cause or constitute a breach of any representation or warranty of Seller contained herein as of the Closing Date (a "Post-Signing Event"). If a Pre-Signing Event or Post-Signing Event affects any representation or warranty for which no Schedule exists, the Disclosure Bringdown may provide for an additional Schedule for such representation or warranty and qualify the representation or warranty by the words "except as provided in the attached Schedule."

         Post-Signing Events which were not caused by acts or omissions of (and were beyond the reasonable control of) Seller or its Affiliates are "Non-ARRA Post Signing Events". All other Post-Signing Events are "ARRA Post-Signing Events."

         (b) Cure. If Seller takes curative actions that eliminate all reasonable possibility that a Pre-Signing Event described in a Disclosure Bringdown would give rise to any material Claim being asserted against, or being incurred by, a Purchaser or any WTI Indemnified Party in connection therewith and describes such curative action to WTI in writing (1) such Pre-Signing Event shall not be treated as the nonfulfillment of the conditions set forth in
Section 7.1 but (2) the representations and warranties of Seller set forth in this Agreement (including, but not limited to, the Schedules hereto) shall not, except for the purposes of clause (1) above, be deemed amended and modified by the Disclosure Bringdown with respect to such Pre-Signing Event. Seller's curative actions may include treating such Pre-Signing Event as a Retained Liability, the escrow of funds or posting of collateral provided that the requirements of the first sentence of this paragraph are met. If such Pre-Signing Event is a Contract, Seller's agreement that such Contract will not be assigned to WTI and shall be a Retained Liability shall be deemed ipso facto to satisfy the first sentence of this Section 4.10(b).

         (c) WTI Election. If, as of the Closing Date, any one or more Pre-signing Events or Post-Signing Events described in a Disclosure Bringdown would cause a nonfulfillment of the conditions set forth in Section 7.1, unless pursuant to Section 4.10(b)(1) the foregoing is not treated as the nonfulfillment of the conditions set forth in Section 7.1, then WTI may elect, at its option and in its sole discretion, either (x) to treat such Pre-Signing Events and Post-Signing Events as the nonfulfillment of the conditions set forth in Section 7.1 and terminate this Agreement or (y) to waive the conditions set forth in Section 7.1 with respect to such Pre-Signing Events and Post-Signing Events.

         (d) Effect of Termination. The parties hereto expressly acknowledge and agree that, subject to Section 4.10(f), if WTI elects to terminate this Agreement due to a failure of the conditions set forth in Section 7.1, WTI shall not be entitled to seek damages based upon breach by Seller of this Agreement due to the Pre-Signing Events and Post-Signing Events described in a Disclosure Bringdown.

         (e) Effect of Waiver. If the Closing Date occurs, the representations and warranties of Seller set forth in this Agreement (including, but not limited to, the Schedules hereto) shall not be deemed amended and modified for purposes of Section 9.2(a)(ii) by the Disclosure Bringdown for any Pre-Signing Events or ARRA Post-Signing Events that caused a nonfulfillment of Section 7.1 but have been waived, but, subject to paragraph (f), shall be deemed to be amended and modified for purposes of Section 9.2(a)(ii) by the Disclosure Bringdown for all other Pre-Signing Events and Post-Signing Events described therein including Non-ARRA Post Signing Events that caused a nonfulfillment of Section 7.1 but have been waived.

         (f) Exclusions. The provisions of Sections 4.10(b) through (e), inclusive, shall not apply to (i) any Pre-Signing Event that was not disclosed herein prior to execution of this Agreement due to fraud or for the express purpose of breaching this Agreement (including the representations or warranties) or knowingly delaying disclosure until after execution of this Agreement or (ii) any Post-Signing Event that arose from Seller's fraud, Seller's breach of Section 4.2 as described in clause (y) of the last sentence of Section 4.2(a), Seller's breach of any other covenant herein or Seller's breach of a representation or warranty for the express purpose of causing a failure of the conditions precedent set forth in Article VII or VIII. The provisions of Sections 4.10(b) through (e), inclusive shall also not apply to a Loss Event for which Corrective Action has been completed in accordance with
Section 1.7 or the entry into a new Contract or amendment to an existing Contract pursuant to and in compliance with Section 4.2, in which cases (x) such Post-Signing Event shall not be treated as the non-fulfillment of the conditions set forth in Section 7.1 and (y) the representations and warranties of Seller set forth in this Agreement (including, but not limited to, the Schedules hereto) shall be deemed amended and modified by the Disclosure Bringdown with respect to such Post-Signing Event.

         (g) Effect on Indemnity and Covenants. Nothing contained in Section
4.10 shall in and of itself be deemed to limit or affect any of (i) WTI's rights to indemnification under Article IX with respect to any Pre-Signing Event or Post-Signing Event, except to the extent that WTI's rights to indemnification pursuant to Section 9.2(a)(ii) for the failure of any representation or warranty made by Seller to be true and correct in all respects as of the date of this Agreement and as of the Closing Date have been modified by the adjustments to the underlying representations and warranties and Schedules permitted by Sections 4.10(e) or 4.10(f) or (ii) WTI's remedies for any breach of a covenant by Seller hereunder or its rights to terminate the Agreement for the failure of any condition set forth in Article VII other than Section 7.1.

         Section 4.11 Pre-Closing Environmental Investigations

         (a) WTI has conducted pre-closing environmental investigations pursuant to the Access Agreement (annexed hereto as Exhibit V). WTI has previously provided to Seller results from those investigations, including a Phase I Site Investigation Report and portions of the Attachment II Data. Pursuant to the Second Amendment to the Access Agreement (annexed hereto as Exhibit V), WTI may, but is not obligated to, present to NYSDEC the Attachment II Data as part of its applications for Permit transfers, provided, however, that NYSDEC's response to the Attachment II Data under Article 27, Title 13, of the New York Environmental Conservation Law or otherwise requiring or requesting further investigation or Remediation of Hazardous Materials in the soils or groundwater at the Facility Site, including for the avoidance of doubt, any response that requires the collection of further data, will not be grounds for WTI to delay or cancel the Closing once all Purchaser Approvals are issued to WTI. The transfer or issuance of all NYSDEC environmental Permits to WTI shall remain a condition precedent to Closing pursuant to Section 7.4. For the avoidance of doubt, nothing in this
Section 4.11(a) is intended to modify the provisions of Section 7.4, including WTI's right to condition its obligation to purchase the WTI Assets on the delivery of all Purchaser Approvals.

         (b) If NYSDEC requests that WTI collect groundwater samples from the Facility Site prior to Closing, WTI is authorized to collect such samples consistent with all applicable requirements of the terms of the Second Amendment to the Access Agreement annexed hereto as Exhibit V. At Seller's request, WTI agrees not to volunteer to NYSDEC to collect such groundwater samples prior to Closing. If NYSDEC requests additional samples, WTI shall notify Seller immediately.

         (c) Notwithstanding any other agreement, Seller may use information developed pursuant to this Section 4.11 to enforce its Reserved Construction Contract Rights.

         (d) Nothing contained in this Section 4.11 is intended to or does modify, alter, waive or satisfy any obligation assumed by Seller in Section 9.2 of this Agreement.

                                    ARTICLE V
                                   TAX MATTERS

         Section 5.1 Tax Matters.

         (a) Transfer Taxes. None of the transfer and sales taxes incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, (a) sales tax; and (b) the realty transfer taxes on conveyances of interests in real property) ("Transfer Taxes") shall be borne by Seller. WTI shall file or cause IDA to file, to the extent required by, or permissible under, applicable Law, all necessary Returns and other documentation with respect to all such Transfer Taxes, and, if required by applicable Law, Seller shall join in the execution of any such Returns and other documentation; provided, however, that WTI shall indemnify, defend and hold harmless each of the Seller Indemnified Parties from and against all Claims arising from or related to such Transfer Taxes and any execution of such Returns by Seller. Prior to the Closing Date, to the extent applicable, WTI shall provide or cause IDA to provide to Seller appropriate certificates of Tax exemption from each applicable taxing authority.

         (b) General Cooperation. WTI and Seller shall, at the requesting party's expense, provide the other with such information relating to the Assets as may reasonably be requested by the other party in connection with the preparation of any Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each shall retain, and provide the requesting party with, any records or information which may be relevant to such return, audit, examination or proceedings. Any information obtained pursuant to this Section 5.1(b) or pursuant to any other Section hereof providing for the sharing of information or review of any Return or other instrument relating to Taxes shall be subject to the Confidentiality Agreement.

                                   ARTICLE VI
                                    EMPLOYEES

         Section 6.1 Seller's Employees.

         (a) Promptly after the execution of this Agreement, Seller and WTI shall meet with the Employees to notify the Employees of the execution of this Agreement, the sale of Assets, and the termination of employment of the Employees by Seller on the Closing Date. WTI shall simultaneously notify Seller's Employees that it shall accept applications for employment with WTI from Employees and advise Employees of its hiring procedures.

         (b) Any communications between WTI and Employees regarding any prospective employment opportunities with WTI shall be communicated directly to Employees and shall not in any way involve Seller. Nothing contained herein shall require WTI to notify Seller of WTI's employment decision with respect to any Employee or to establish the terms and conditions of employment between any Employee and WTI. To the extent that Seller provides any records to WTI consistent with applicable Law, the provision of such records shall not constitute participation by Seller in WTI's hiring process. WTI shall conduct its hiring processes and procedures in accordance with applicable Laws.

         (c) Seller shall make the Employees available for interviews at the Facility by WTI upon reasonable advance notice and WTI agrees to schedule such interviews in a manner to avoid disruption to Seller's business. WTI shall conduct all other pre-employment screening or testing at a location other than the Facility and Seller shall afford Employees reasonable time away from work to participate in such other pre-employment screening processes utilized by WTI, provided that such testing procedures are scheduled in a manner to avoid disruption to Seller's business operations.

         (d) The Labor and Employee Relations Schedule sets forth the summary of year-to-date earnings for each of Seller's Employees, including but not limited to base wages, overtime and any incentive compensation paid for the period from January 2, 2002 through December 31, 2002 and from January 1, 2003 through June 15, 2003. Seller shall not provide WTI with any other documents or records relating to the Employees, other than those documents that Seller reasonably believes should be provided to WTI pursuant to any Law. In no event shall the provision of any records to WTI by Seller be construed as a determination that WTI is a successor as defined by applicable Law.

         (e) The Parties hereby acknowledge that WTI shall have sole discretion to determine the employment terms offered to the Employees selected for employment by WTI and shall have no obligation to hire all or any particular number of Seller's Employees. WTI shall not, except to the extent expressly agreed to by WTI, be responsible for any of Seller's benefits liabilities.

         (f) Seller hereby represents and warrants that there have not been and will not be any employment losses within the period 90 days prior to Closing sufficient to trigger the terms of the Worker Adjustment and Retraining Act, 20 C.F.R. 639.1 et seq.

                                   ARTICLE VII
                        CONDITIONS TO OBLIGATIONS OF WTI

         The obligations of WTI hereunder to purchase the WTI Assets and to assume and pay, perform and discharge the WTI Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by WTI in its sole discretion):

         Section 7.1 Truth of Representations and Warranties.

         The representations and warranties of Seller contained in this Agreement (taking into account any curative actions under Section 4.10(b) that result in a Pre-Signing Event not being treated as the non-fulfillment of the conditions set forth in this Section 7.1) shall (i) in the case of those representations and warranties that are qualified by "material", "materially" or "Material Adverse Effect" be true and correct and (ii) in the case of all other representations and warranties, be true and correct in all material respects, in each case on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, and Seller shall have delivered to WTI a certificate, dated the Closing Date and signed by an executive officer of Seller's General Partner, to such effect.

         Section 7.2 Performance of Agreements.

         All of the agreements, obligations, covenants and conditions of Seller to be performed or complied with prior to the Closing pursuant to the terms of this Agreement shall have been duly performed or complied with on or before the Closing Date except for any failure or failures which alone or in the aggregate do not have, and are not likely to cause, a Material Adverse Effect, and Seller shall have delivered to WTI a certificate, dated the Closing Date and signed by an executive officer of Seller, to such effect (which may be incorporated into the certificate delivered in satisfaction of Section 7.10).

         Section 7.3 IDA Performance.

         (a) The IDA shall have delivered (i) to Seller all of the IDA-ARRA Deliverables duly executed by the parties thereto (other than Seller and its Affiliates) and (ii) to WTI all of the IDA-WTI Deliverables duly executed by the parties thereto other than WTI and its Affiliates and performed all of its obligations under the Facility Transfer Agreement.

         (b) Each of the IDA-ARRA Deliverables and the IDA-WTI Deliverables shall be in full force and effect.

         (c) All of the conditions precedent to WTI's performance of its obligations (including its obligation to pay the IDA an amount equal to $350,000 plus the Settlement Amount) under the Facility Transfer Agreement shall have been satisfied in full or waived.

         Section 7.4 Approvals and Consents.

         All Purchaser Approvals shall have been delivered to Purchasers and each Purchaser Approval shall be in full force and effect and shall be subject to no conditions which have not been satisfied. WTI shall file all necessary Permit applications within thirty (30) Business Days of the execution of this Agreement and shall diligently pursue the acquisition of any Permits for which such applications are submitted. This condition shall not be deemed satisfied if a Purchaser Approval that constitutes a Permit shall impose conditions regarding the operation of the Facility that are materially more stringent than those existing on the date of this Agreement, provided, however, that this condition shall be deemed satisfied if materially more stringent Permit conditions relate to the Attachment II Data, as those data are relevant to Article 27, Title 13 of the New York Environmental Conservation Law or otherwise are the basis for the NYSDEC requiring or requesting further investigation or remediation of Hazardous Materials in the soils or groundwater at the Facility Site.

         Section 7.5 Transfer Agreements.

         Each Purchaser shall have received the Transfer Agreements to which it is a Party duly executed by Seller and IDA shall have received each other ARRA-IDA Deliverable duly executed by Seller and its applicable Affiliates.

         Section 7.6 Bond Counsel Opinion and Trustee Consent.

         WTI shall have received an executed Bond Counsel Opinion, Trustee Consent and Bondholder Consent and (a) written confirmation dated as of the Closing Date, (i) from Bond Counsel affirming the continued validity of the Bond Counsel Opinion and the Bondholder Consent and WTI's continued reliance thereon and (ii) from the Trustee affirming the continued validity and effectiveness of the Trustee Consent and (b) from the IDA a certified copy of the Bondholder Consent, all in form and substance satisfactory to WTI.

         Section 7.7 Opinion of Seller's Counsel.

         The Purchasers shall have received an opinion of Wolff & Samson, in the form set forth as Exhibit G dated as of the Closing Date.

         Section 7.8 [RESERVED].

         Section 7.9 Opinion of Foster Wheeler's Counsel.

         WTI shall have received an opinion of in-house counsel to Foster Wheeler Inc., dated as of the Closing Date, relating to Foster Wheeler LLC, Foster Wheeler Power Group, Inc., Foster Wheeler Inc., the Seller APA Guarantee and the Foster Wheeler Technology License, in the form set forth as Exhibit J.

         Section 7.10 Closing Certificate.

         Seller shall have delivered to WTI a certificate, dated the Closing Date and signed by an executive officer of Seller's General Partner, certifying to the fulfillment or waiver by Seller of the conditions specified in Article VIII substantially in the form set forth as Exhibit M and an incumbency certificate, dated the Closing Date and executed by the Secretary or Assistant Secretary of Seller's General Partner, substantially in the form set forth as Exhibit N.

         Section 7.11 Foster Wheeler Technology License.

         Seller shall have delivered to WTI the license agreement between Foster Wheeler Inc. and WTI with respect to the Foster Wheeler Technology in the form of Exhibit W (the "Foster Wheeler Technology License"), executed by an officer of Foster Wheeler Inc.

         Section 7.12 Account Balances.

         WTI shall have received a statement from the Trustee setting forth the amounts (as of the Closing Date) contained in all accounts established under the Bond Indenture.

         Section 7.13 Reserved.

         Section 7.14    No Bond Indenture Defaults.

         No Event of Default (or event that with the passing of time or the giving of notice would constitute an Event of Default) under the Bond Indenture shall have occurred and be continuing as of the Closing Date except any such Event of Default or event that will be cured or waived in connection with the Closing.

         Section 7.15 NIMO Notification.

         Niagara Mohawk Power Corporation shall have received written notification from Seller and IDA of the assignment of the PPA to WTI in the form set forth in Exhibit K. WTI shall have received a true and complete copy thereof certified by Seller.

         Section 7.16 Title Insurance; Zoning.

         (a) The title insurance policy for the Purchase Option Agreement for the Real Property received by WTI as of the Closing Date does not contain exceptions for any matters not disclosed in the title commitment, as amended through the date hereof, issued by Title Associates Inc. as agent for Chicago Title Insurance Company prior to the execution of this Agreement unless such excepted items are Permitted Liens.

         (b) During the Post-Signing Period, no law, ordinance or regulation shall have been enacted, promulgated or introduced before any Governmental Authority that would cause the Facility Site or the easement to be granted pursuant to the Facility Access Easement to be subject to a zoning classification or classifications, rule or regulation, or a variance or special exception, which, individually or in the aggregate, would not permit the Facility, the Facility Site or the easement to be granted pursuant to the Facility Access Easement or any portion thereof to be used in all material respects as it is currently used for waste disposal purposes even if the IDA leased or transferred ownership of the Facility to a privately owned entity.

         Section 7.17 Orders and Laws.

         There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Facility Transfer Agreement or any of the other Transfer Agreements.

         Section 7.18 Loss Event.

         There shall not be an uncompleted Corrective Plan for a Loss Event.

         Section 7.19 Counterparty Approvals of Key Business Contracts.

         WTI shall have received a consent from the applicable counterparty to the assignment of the Contracts listed on the Key Business Contract Schedule (the "Key Business Contracts"), if such consent is required by the terms of the Key Business Contract for its effective assignment.

         Section 7.20 Stormwater Pond.

         Seller shall have removed all accumulated sediment from the stormwater pond at the Facility Site and disposed of such sediment off site in accordance with all applicable Laws, and shall have delivered to WTI documentation reasonable acceptable to WTI evidencing such removal and disposal. Such documentation shall include (i) analytical data statistically appropriate to a characterization for disposal of such sediment under applicable Environmental Laws, and (ii) all available documentation demonstrating the transportation and off site disposal of such sediment.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

         Section 8.1 Truth of Representations and Warranties.

         The representations and warranties of WTI contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date, and WTI shall have delivered to Seller a certificate, dated the Closing Date and signed by an executive officer of WTI (or by a similar authorized representative of the WTI), to such effect.

         Section 8.2 Performance of Agreements.

         All of the agreements, obligations, covenants and conditions of WTI to be performed or complied with prior to the Closing pursuant to the terms of this Agreement shall have been duly performed or complied with in all material respects on or before the Closing Date except for any failure or failures which alone or in the aggregate do not have, and are not likely to cause, a Material Adverse Effect, and WTI shall have delivered to Seller a certificate, dated the Closing Date and signed by an executive officer of WTI, to such effect (which may be incorporated in the certificate delivered in satisfaction of Section 8.8).

         Section 8.3 IDA - Seller Deliverables.

         The IDA shall have delivered to Seller all IDA-ARRA Deliverables duly executed by the parties thereto (other than Seller and its Affiliates) and each of the IDA-ARRA Deliverables shall be in full force and effect.

         Section 8.4 Approvals and Consents.

         All (i) Purchaser Approvals (including, but not limited to, certified copies of resolutions or other official action duly adopted or taken by each of the IDA, Washington County and Warren County authorizing the Restructuring, the Facility Transfer Agreement and the execution and delivery by an authorized officer thereof of each of the agreements and instruments contemplated thereby) shall have been received and (ii) other consents, waivers, assignments, transfers and approvals set forth on Approvals Schedule shall have been received.

         Section 8.5 Purchase Price.

         The Purchase Price has been paid to Seller in accordance with this Agreement.

         Section 8.6 Bond Counsel Opinion and Trustee Consent.

         Seller shall have received an executed Bond Counsel Opinion, Trustee Consent and Bondholder Consent and (a) written confirmation dated as of the Closing Date, (i) from Bond Counsel affirming the continued validity of the Bond Counsel Opinion and WTI's continued reliance thereon and confirming that the Bondholder Consent has not been withdrawn, (ii) from the Trustee, affirming the continued validity and effectiveness of the Trustee Consent, all in form and substance satisfactory to Seller and (b) from the IDA a certified copy of the Bondholder Consent all in form and substance satisfactory to Seller.

         Section 8.7 Opinion of Counsels to the Purchasers and Counties.

         Seller shall have received the opinions, dated as of the Closing Date, of (i) Michael O'Friel, counsel to WTI, in the form set forth as Exhibit L-1,
(ii) Hogan & Hartson L.L.P., in the form set forth as Exhibit L-2, (iii) FitzGerald Morris Baker Firth, P.C., counsel to the IDA, in the form set forth as Exhibit Z, (iv) the County Attorney to Washington County, in the form set forth as Exhibit AA, and (v) the County Attorney to Warren County, in the form set forth as Exhibit BB.

         Section 8.8 Closing Certificate.

         WTI shall have delivered to Seller a certificate, dated the Closing Date and signed by an executive officer or similar authorized representative of WTI, certifying to the fulfillment or waiver by WTI of the conditions specified in Article VII substantially in the form set forth as Exhibit O, and an incumbency certificate, dated the Closing Date and executed by the Secretary or Assistant Secretary or similar authorized representative of WTI substantially in the form set forth as Exhibit P.

         Section 8.9 Orders and Laws.

         There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement, the Facility Transfer Agreement or any of the other Transfer Agreements.

         Section 8.10 Facility Transfer Agreement.

         The Facility Transfer Agreement shall have been executed and delivered by WTI and the IDA in the form set forth as Exhibit T and shall be in full force and effect.

                                   ARTICLE IX
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

         Section 9.1 Survival of Representations; Covenants.

         The representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.6(a), 2.7(a), 2.9 (with respect to Transferable Permits only), 2.13 and 2.16 of this Agreement shall survive until the expiration of the applicable statute of limitations with respect to the matters represented and warranted therein (or indefinitely if there is no such statute). The representations and warranties set forth in Section 2.11 (the "Tax Representations") of this Agreement shall survive until the expiration of the applicable statute of limitations with respect to the matters represented and warranted therein (including extensions), plus an additional six-month period. The representations and warranties set forth in Section 2.14 (Environmental Laws and Regulations) (the "Environmental Representations"), shall survive until the earlier of (i) five years from the Closing Date or (ii) the expiration of the applicable statute of limitations with respect to such matters represented and warranted (or five years, if there is no statute); provided, however, that such limitation shall not be applicable to any Releases, whether occurring on-site or off-site. All Environmental Representations addressing Releases shall survive until the expiration of the longest applicable statute of limitations with respect to such matters, or indefinitely if there is no such statute. All other representations and warranties set forth in this Agreement shall survive a period of eighteen (18) months from the Closing Date. The covenants and agreements of each of Seller and WTI contained in this Agreement shall survive the Closing in accordance with their respective terms. The representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.6(a) and 2.7(a) are the "Title and Partnership Authority Representations".

         Section 9.2 Indemnification.

         (a) Seller Indemnity. Seller agrees to indemnify, defend and hold harmless WTI, its Affiliates, and their respective officers, directors, managers, employees, representatives and agents (each, a "Purchaser Indemnitee" and, collectively, the "Purchaser Indemnitees") from and against and in respect of all Claims (including Seller Environmental Claims) whether or not arising out of third party Claims asserted against, resulting to, imposed upon or incurred by a Purchaser Indemnitee directly or indirectly as a result of or in connection with (i) any breach or non-compliance by Seller of any of its covenants or agreements contained in this Agreement; (ii) the failure of any representation or warranty made by Seller in this Agreement to be true, correct and complete in all respects as of the date of this Agreement and as of the Closing Date; (iii) the presence of Hazardous Materials, or the Release or other condition, circumstance, action or omission relating to Hazardous Materials or violation of Environmental Law at, from or with respect to property currently or previously leased by Seller, the Facility or the Parcel, or to the Parcel or any locations where Hazardous Materials originating from property currently or previously leased by Seller, the Facility or the Parcel, or the business of Seller, have been sent or come to be located, existing, initiated or occurring prior to the Closing, and related to the business of Seller (including, without limitation, the actions or omissions of Seller or its Affiliates), or otherwise, but excluding any Pre-Seller Environmental Claim; (iv) the termination of a Defined Benefit Plan to which Seller or a Common Control Entity was a contributing sponsor at the time of termination; (v) any Retained Liabilities whether or not disclosed on any Schedules to this Agreement; (vi) any Excluded Assets except to the extent arising from events or conditions for which Seller is indemnified pursuant to Section 9.2(c) or (vii) any Business Contract assumed by WTI that contains an Anti-Assignment Clause but which was not identified in the Approvals Schedule as having an Anti-Assignment Clause.

         (b) Environmental Indemnification Procedure. The parties agree that the foregoing provision in Section 9.2(a)(iii) is intended, without limitation, to place upon Seller the sole liability and responsibility for any Seller Environmental Claims. The parties further agree that if, after the Closing Date, a Party (the "Responsible Party") (i) takes any action or (ii) fails to take any action that is required under Environmental Law after it has knowledge of an environmental condition, which action or failure to take action has the effect of increasing the amount for which the other Party (the "Impacted Party") may be required to indemnify under this Agreement as a result of the violation of Environmental Law by the Responsible Party prior to the Closing Date, the Impacted Party retains all rights to contribution for the incremental costs arising from such actions or failures to take action by the Responsible Party, which contribution rights the Impacted Party would have, absent this Article IX, under 42 U.S.C. ss. 9613 and similar state Environmental Laws; provided, however, that each Party specifically waives all such contribution claims to the extent that it has assumed responsibility for such required actions under this Agreement, and the other Party provides such Party with timely notice of its obligation to take such actions. For the purposes of this Section 9.2(b), the knowledge of the employees of Seller that are hired by WTI with respect to an environmental condition in existence prior to Closing shall not be imputed to WTI after the Closing, unless such conditions have been disclosed herein prior to Closing.

         (c) WTI Indemnity. Without limiting the obligations of WTI under
Section 5.1(a), WTI agrees to indemnify, defend and hold harmless Seller, its Affiliates and their respective officers, directors, employees, representatives and agents (each, a "Seller Indemnitee" and, collectively, the "Seller Indemnitees") from any Claims suffered, incurred or paid as a result of (i) any breach by WTI of any of its covenants or agreements contained in this Agreement;
(ii) the failure of any representation or warranty made by WTI in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date; (iii) the Release of any Hazardous Materials first initiated or occurring after the Closing and related to the business of operation of the Facility by WTI under the Service Agreement; provided, however, that WTI shall not be required to indemnify any Seller Indemnitee for any Seller Environmental Claim or Pre-Seller Environmental Claim; (iv) any WTI Assumed Liability; provided that WTI shall not be liable for any IDA Assumed Liability or for assumption of a Business Contract described in Section 9.2(a)(vii); (v) any failure to have obtained the consent to assignment from a counterparty to any Business Contract other than a Business Contract that contains an Anti-Assignment Clause but was not identified in the Approvals Schedule as having an Anti-Assignment Clause; (vi) any claims for indemnification by the IDA against Seller under this Agreement that are not made through WTI on behalf of IDA in accordance with Section 9.2(g) hereof; (vii) any claims arising from WTI's use of the Northern Parcels after the Closing Date; or (viii) actions or omissions of WTI or its Affiliates directly relating to the business conducted at the Facility occurring after the Closing, except in respect of this clause
(viii), (x) to the extent arising from events or conditions for which WTI is indemnified pursuant to Section 9.2(a), 9.2(b) or 9.2(d) and (y) Seller Environmental Claims, Pre-Seller Environmental Claims, IDA Assumed Liabilities, Retained Liabilities or Excluded Assets.

         (d) Seller Tax Indemnity. Seller agrees to indemnify, defend and hold harmless the Purchaser Indemnitees against all Taxes of Seller and its partners and Affiliates and any other Taxes imposed on or asserted against the Assets (other than Transfer Taxes) until six months after the expiration of the applicable statute of limitations, including extensions, for all Pre-Closing Periods, to the extent that such Taxes relate to periods prior to the Closing Date. The Purchaser Indemnitees shall promptly give the Seller written notice of all Taxes which the Purchaser Indemnitees have reasonably determined may give rise to a right of indemnification under this Section 9.2(d), including a computation of the amount of the claimed indemnification with sufficient detail and particularly to enable the Seller to reasonably determine the amount of such required indemnification.

         (e) Pre-Seller Environmental Claims. Seller and WTI acknowledge that the IDA has indemnified Seller for certain environmental conditions existing at the Parcel prior to the Seller's use and/or occupancy thereof pursuant to the Reserved Construction Contract Rights and that Seller will assign such indemnity to WTI. Neither WTI, Seller nor any Indemnified Party shall have any recourse against a party hereto with respect to any Pre-Seller Environmental Claims.

         (f) Time Periods. The obligations to indemnify, defend and hold harmless shall survive the consummation of the transactions contemplated hereby for the following periods:

                  (i) the obligations set forth in Section 9.2(a)(i) and (ii) and Section 9.2(c)(i) and (ii) shall survive for the relevant periods set forth in Section 9.1;

                  (ii) the obligations set forth in Section 9.2(a)(iii) shall survive until the earlier of (i) five years from the Closing Date or
         (ii) the expiration of the applicable statute of limitations with respect to such matters (or indefinitely, if there is no statute); provided, however, that such limitation shall not be applicable to any Releases, whether occurring on-site or off-site. The obligations set forth in Section 9.2(a)(iii) related to Releases shall survive until the expiration of the longest applicable statute of limitations with respect to such matters, or indefinitely, if there is no such statute;

                  (iii) the obligations set forth in Section 9.2(a)(iv) through
         (vii) inclusive shall survive until the expiration of the applicable statute of limitations with respect to such matters (or indefinitely if there is no such statute);

                  (iv) the obligations set forth in Section 9.2(c)(iii) through
         (vii) inclusive shall survive until expiration of the applicable statute of limitations with respect to such matters (or indefinitely if there is no such statute); and

                  (v) the obligations set forth in Section 9.2(d) shall survive until six months after the expiration of the applicable statute of limitations, including extensions.

                  Notwithstanding the immediately foregoing sentence, claims for indemnification asserted prior to the end of the periods described in the immediately foregoing sentence shall survive until final resolution thereof.

         (g) IDA Claims. As provided in the Facility Transfer Agreement, WTI shall have the sole and exclusive right to enforce any claims for indemnification relating to the IDA Assets against Seller under this Agreement, and Seller shall not be liable to the IDA unless any such claim is prosecuted through WTI. Notwithstanding any other provision of this Agreement, WTI shall be entitled to recover under Section 9.2 for Claims suffered by the IDA as though the IDA were a Purchaser Indemnitee even though WTI did not directly incur the Claims suffered by the IDA and the IDA is not listed as a Purchaser Indemnitee. The foregoing shall not be deemed an admission by the Seller that the IDA now has or may ever have or assert any Claims against Seller under the Facility Transfer Agreement or otherwise.

         Section 9.3 Third Party Claims.

         (a) In the event that any Claim by a third party against any Person entitled to indemnification pursuant to Sections 9.2(a), 9.2(c) or 9.2(d) (an "Indemnified Party"), and in respect of which such Indemnified Party intends to seek indemnity under this Article IX, such Indemnified Party shall promptly notify the party obligated to indemnify such Indemnified Party (the "Indemnifying Party") of such Claim; provided, however, that the failure to so notify shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced thereby.

         (b) The Indemnifying Party shall have 30 days after receipt of such notice to assume the conduct and control, through counsel reasonably acceptable to the Indemnified Party at the expense of the Indemnifying Party, of the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that (i) the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by such Indemnified Party, provided, however, that the fees and expenses of such counsel shall be borne by such Indemnified Party and
(ii) the Indemnifying Party shall promptly assume and hold such Indemnified Party harmless from and against the full amount of the Claim and the Indemnifying Party shall waive in writing its right to dispute the Indemnified Party's right to indemnification for such Claim or any subsequent Claims with respect to such Claim. So long as the Indemnifying Party is reasonably contesting any such Claim in good faith, the Indemnified Party shall not pay or settle any such Claim. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim, provided, however, in such event it shall waive any right to indemnity therefor by the Indemnifying Party for such Claim unless the Indemnifying Party shall have consented to such payment or settlement. If the Indemnifying Party does not notify the Indemnified Party within 30 days after receipt of the Indemnified Party's notice of a Claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise such Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement or consent to entry of any judgment that (A) does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to all Indemnified Parties of an unconditional release from all liability with respect to such Claim and (B) includes a statement as to an admission of fault, culpability or failure to act by or on behalf of an Indemnified Party; provided, however, that for settlements with Governmental Authorities, the consent of the Indemnified Party shall not be unreasonably withheld or delayed and in making such determination, the Indemnified Party shall exercise its reasonable business judgment (without taking into account the indemnity afforded hereby) consistent with usual and customary settlement terms, conditions and practices for the applicable Governmental Authority.

         Section 9.4 Remediation Activities.

         (a) Any Remediation or portion thereof for which a Purchaser Indemnitee seeks indemnification under Section 9.2 shall be conducted so as to meet the Commercial Reasonableness Standard.

         (b) Subject to any limitations in the Reserved Construction Contract Rights, any Remediation shall be performed under the direction and control of WTI unless WTI elects to direct Seller to conduct such Remediation by providing Seller with written notice of its Remediation obligation.

         (c) If WTI intends to conduct any Remediation, it shall provide Seller with prior written notice containing, to the extent known, a description of the proposed Remediation, the projected costs thereof, any relevant deadlines for commencing the Remediation imposed by Law or a Governmental Authority and the Persons to be engaged to perform the Remediation (the "Remediation Information"). Seller may object to the proposed Remediation to the extent (1) the proposed Remediation exceeds the Commercial Reasonableness Standard, (2) the costs of all or part of the proposed Remediation are unreasonably high or (3) the contractor is not qualified to perform all or part of the work. If Seller objects to any portion of the proposed Remediation on such grounds, it shall notify WTI of its objections and the reasons therefor within thirty (30) calendar days after receipt of the Remediation Information; provided, such deadline shall be shortened to conform with any earlier deadline established by a Governmental Authority which is disclosed in the Remediation Information. Seller's failure to object by that date constitutes approval of the Remediation as described in the Remediation Information. If, in the course of performing any Remediation, any information included in the Remediation Information changes in any material way (e.g., a material increase in projected Remediation costs or change in contractors), WTI shall promptly supplement the Remediation Information in writing ("Supplemental Remediation Information"), and Seller shall have thirty (30) calendar days from its receipt of such information to raise any objections to the information contained therein; provided, such deadline shall be shortened to conform with any earlier deadline established by a Governmental Authority which is disclosed in the Supplemental Remediation Information. Any such objections shall be limited to the same grounds (1-3) as above and also shall be limited only to the Supplemental Remediation Information. Seller and WTI agree that any dispute arising from Seller's objections to any Remediation Information shall be subject to the resolution procedure set forth in Section 9.4(h). Notwithstanding Seller's objections to the Remediation Information, WTI may conduct the Remediation as it sees fit but shall not be entitled to recover costs to which Seller has objected unless the matter is resolved in WTI's favor in accordance with Section 9.4(h) below. WTI shall submit periodic invoices to Seller for Remediation work completed and shall be reimbursed by Seller for any costs of Remediation incurred within the overall cost budget for the Remediation within thirty (30) days after submission of each invoice therefor accompanied by reasonable documentation substantiating the completed work.

         (d) If WTI elects to direct Seller to perform the Remediation pursuant to Section 9.4(b) above, Seller shall furnish WTI with the Remediation Information within thirty (30) calendar days of receipt of such direction or such shorter time as may be necessary to conform with an earlier deadline established by a Governmental Authority. WTI may object to the Remediation proposed by Seller if (1) the Remediation does not meet the Commercial Reasonableness Standard or (2) the contractor is not qualified to perform the Remediation work for which it is proposed to be hired. If WTI objects to any portion of the proposed Remediation on such grounds, it shall notify Seller of its objections and the reasons therefor within thirty (30) calendar days after receipt of the notice; provided, such deadline shall be shortened to conform with any earlier deadline established by a Governmental Authority which is disclosed in the Remediation Information. If WTI fails to object, Seller may proceed with the Remediation in accordance with the Remediation Information. WTI's acceptance of the identity of the contractor(s) to perform the Remediation shall not alter, waive or relieve Seller's obligation to have the Remediation performed under this Section 9.4 or impose any liability on WTI. If in the course of performing any Remediation, any information included in the Remediation Information changes in any material way (e.g., a material increase in projected Remediation costs or change in contractors), Seller shall promptly supplement the Remediation Information in writing and the Purchaser shall have thirty (30) calendar days from its receipt of such Supplemental Remediation Information to raise any objections to the information contained therein; provided, such deadline shall be shortened to conform with any earlier deadline established by a Governmental Authority which is disclosed in the Supplemental Remediation Information. Any such objections shall be limited to the same grounds (1-2) as above and also shall be limited only to the Supplemental Remediation Information. Any dispute shall be subject to the resolution procedure set forth in Section 9.4(h).

         (e) If WTI conducts the Remediation, it shall (i) use Commercially Reasonable Efforts to minimize costs of the Remediation; (ii) conduct the Remediation in accordance with the Commercial Reasonableness Standard; and (iii) allow Seller or its agent reasonable access to the property for the sole purpose of monitoring the Remediation, so long as Seller or its agent does not interfere with the Remediation or WTI's operations. The parties agree that WTI may conduct the Remediation in excess of the Commercial Reasonableness Standard, but WTI shall not be entitled to reimbursement from Seller for any incremental costs associated with WTI's efforts which exceed the Commercial Reasonableness Standard.

         (f) If Seller performs the Remediation, Seller shall (i) promptly commence and diligently pursue completion of the Remediation; (ii) indemnify WTI from any damages, losses or claims arising out of Seller's performance of the Remediation; and (iv) use Commercially Reasonable Efforts to minimize disruption to WTI's business operations arising from the Remediation. Seller shall not conduct, propose to any Governmental Authority, or retain any contractor to conduct, any Remediation which could materially impact WTI's or the Facility's current or future operations, without WTI's written consent, which consent shall not be unreasonably withheld, delayed, or conditioned.

         (g) A party conducting the Remediation shall (i) except in an emergency, provide reasonable advance notice to the other party of the Remediation prior to undertaking it; (ii) keep the other party reasonably informed of the progress of any such Remediation and the schedule for completing such Remediation; (iii) within 5 Business Days of receipt, submit to the other party copies of all written communications, filings, reports, correspondence or other writings, photographs or materials received from any person, entity or governmental agency in connection with any such Remediation; (iv) provide the other party with a reasonable opportunity to comment in advance upon any written communications, filings, reports, correspondence or other writings given to any governmental agency in connection with such Remediation and will consider timely provided comments in good faith; (v) perform the Remediation in accordance with applicable Environmental Law and applicable Law; and (vi) to the extent possible, provide the other party with a reasonable opportunity to participate in any meetings with any Governmental Authority regarding the Remediation; provided, however, that the failure to provide such notice, information or opportunity to comment or participate shall not relieve the other Party of its obligation hereunder, except to the extent such other Party is actually and materially prejudiced thereby. Regardless of which party conducts the Remediation, Seller shall be responsible for executing any manifests for the off-site disposal of Hazardous Materials which were placed on the Parcel during Seller's use and/or occupancy thereof and generated during the course of such Remediation to the extent authorized by Law.

         (h) To the extent either party objects to the Remediation Information it receives from the other party, WTI and Seller will attempt to resolve the disputed aspects of the Remediation Information within thirty (30) Business Days of a party's receipt of the other party's objection (or sooner if an earlier deadline has been imposed by a Governmental Authority regarding the Remediation at issue). Any dispute that cannot be so resolved shall be submitted for binding resolution on a timely basis to an environmental consultant or commercial arbitrator with demonstrated environmental remediation expertise jointly chosen and retained by the parties, with costs split equally between WTI and Seller; provided, however, the environmental consultant/arbitrator so chosen shall neither (i) have previously performed services for Seller, either WTI or any of their respective Affiliates, unless such services are disclosed to the other party and the other party raises no objection, nor (ii) be eligible to perform any services with respect to the Remediation at issue (other than in the context of resolving the related dispute pursuant to this Section 9.4(h)). If either party prevails with respect to every position which it asserts to the environmental consultant/arbitrator in a dispute resolution procedure, it shall be entitled to payment of all of its costs arising from the dispute resolution by the other party, which costs shall include, but not be limited to, consultants' and attorneys' fees and the fees of the environmental consultant/arbitrator.

         (i) Notwithstanding the foregoing, Seller shall have the right to contest whether the Remediation is subject to the indemnification provisions set forth in Section 9.2, which dispute shall be resolved in accordance with Section 11.12; provided that Seller notifies WTI of its contesting of the Remediation and the reasons therefor within ninety (90) days after Seller's receipt or delivery of the Remediation Information.

         Section 9.5 Exclusive Remedy.

         With the exception of any Claims based on fraud, Seller and WTI agree that the provisions contained in this Article IX, Exhibit V and the indemnification provisions contained in Section 5.1(a) shall, after the Closing, be the exclusive remedy (a) for any breach of the covenants, agreements, representations and warranties set forth in this Agreement; and (b) with respect to Seller Environmental Claims. WTI and Seller expressly waive any claims against each other and release each other from any liability they may have to each other pursuant to Environmental Laws related to the Facility and the Assets except for those provided under this Agreement.

         Section 9.6 Liability Limitation.

         (a) Claims Threshold. A party shall not have any obligations under Sections 9.2(a)(i), 9.2(a)(ii), 9.2(c)(i) or 9.2(c)(ii), as the case may be, for indemnification for any Claim arising from a breach by such party of a covenant or agreement contained in this Agreement or representation and warranties which covenants, agreement, representation or warranty (as the case may be) are not qualified by the word "material," "materially" or "Material Adverse Effect" until the aggregate amount of all such Claims exceeds $60,000, but indemnification with respect to such party's breaches of other representations and warranties or other covenants or agreements is not subject to such limit.

         (b) Maximum Liability For Certain Claims. With respect to any Claims which relate to or are caused by any breach by Seller of its representations and warranties (x) in Sections 2.6(b) and 2.7(b), Seller's aggregate obligation to indemnify the Purchaser Indemnitees for such Claims pursuant to Section 9.2 shall not exceed the sum of $1,750,000 less the amount by which amounts paid by Seller in respect of Claims subject to the cap provided for in clause (y) exceed $2,000,000 and (y) in all other Sections of this Agreement except for Environmental Representations, Tax Representations or Title and Partnership Authority Representations, Seller's aggregate obligation to indemnify the Purchaser Indemnitees for such Claims pursuant to Section 9.2 shall not exceed the sum of $3,750,000 less the amount paid by Seller for breaches of the representations and warranties in Section 2.6(b) and 2.7(b). With respect to any Claims which relate to or are caused by any breach by WTI of its representations and warranties in Sections 3.4, 3.5 and 3.6, WTI's aggregate obligation to indemnify the Seller Indemnitees for such claims pursuant to Section 9.2 shall not exceed the sum of $3,750,000. The limitation calculated pursuant to this
Section 9.6(b) for Seller's or WTI's indemnification obligation relating to a specific Claim shall be calculated as of the date on which the Indemnifying Party must make payment with respect to such Claim to a Purchaser Indemnitee or a Seller Indemnitee, as applicable.

         (c) Unlimited Liability for Claims. With respect to any Claims (other than those limited by Section 9.6(b) and except for the limitations set forth in
Section 9.2(e)), for which Seller is obligated to indemnify the Purchaser Indemnitees or WTI is obligated to indemnify the Seller Indemnitees, such indemnity is not limited.

         (d) Insurance. All indemnity obligations shall be reduced and offset by any insurance proceeds received by any Seller Indemnitee or Purchaser Indemnitee relating to such amount to be indemnified. Each of WTI and Seller agrees to use its Commercially Reasonable Efforts to pursue recovery for any Claims from its insurance policies.

         (e) Applicability of Liability Limitations. Without limiting the provisions of Section 9.6(c), the liability limitations set forth in Section 9.6(b) will not be applicable to any Claims based on fraud against a Seller Indemnitee or a Purchaser Indemnitee, as applicable.

         (f) Claims in Excess of Limitation. In determining whether the liability limitation set forth in Section 9.6(b) is exceeded only Claims subject to such limit shall be taken into account.

         Section 9.7 Restoration Activities.

         (a) Any repair, replacement, modification or improvements to the Facility for which a Purchaser is indemnified pursuant to Section 9.2(a) and does not result from a Claim brought by a third party (a "Restoration") shall be conducted by WTI so as to meet the requirements of applicable Law (including Environmental Laws) and the Service Agreement and the industry standards that a reasonable and prudent owner of a waste-to-energy facility would utilize in making the Restoration, as if the costs of the Restoration were being borne by such owner (the "Restoration Standard").

         (b) WTI shall provide Seller with written notice containing, to the extent known, a description of the proposed Restoration, the projected costs thereof, any relevant deadlines for commencing the Restoration and the Persons to be engaged to perform the Restoration (the "Restoration Information"). Seller may object to the proposed Restoration to the extent (1) the proposed Restoration exceeds the Restoration Standard or (2) the costs of all or part of the proposed Restoration are unreasonably high. If Seller objects to any portion of the proposed Restoration on such grounds, it shall notify WTI of its objections and the reasons therefor within fourteen (14) calendar days after receipt of the Restoration Information. If, in the course of performing any Restoration, any information included in the Restoration Information changes in any material way (e.g., a material increase in projected Restoration costs), WTI shall promptly supplement the Restoration Information in writing ("Supplemental Restoration Information"), and Seller shall have fourteen (14) calendar days from its receipt of such information to raise any objections to the information contained therein. Any such objections shall be limited to the same grounds (1-2) as above and also shall be limited only to the Supplemental Restoration Information. Seller and WTI agree that any dispute arising from Seller's objections to any Restoration Information shall be subject to the resolution procedure set forth in Section 9.7(f). Notwithstanding Seller's objections to the Restoration Information, WTI may conduct the Restoration as it sees fit but shall not be entitled to recover costs to which Seller has objected unless the matter is resolved in WTI's favor. WTI shall submit periodic invoices to Seller for Restoration work completed and shall be reimbursed by Seller for any costs of Restoration incurred within the overall cost budget for the Restoration within thirty (30) days after submission of each invoice therefor accompanied by reasonable documentation substantiating the completed work.

         (c) WTI shall, in all events, except as permitted below, (i) use Commercially Reasonable Efforts to minimize costs of the Restoration; (ii) conduct the Restoration in accordance with the Restoration Standard; and (iii) allow Seller or its agent reasonable access to the property for the sole purpose of monitoring the Restoration, so long as Seller or its agent does not interfere with the Restoration or WTI's operations. The parties agree that WTI may conduct the Restoration in excess of the Restoration Standard, but WTI shall not be entitled to reimbursement from Seller for any incremental costs associated with WTI's efforts which exceed the Restoration Standard.

         (d) WTI shall use reasonable efforts to (i) except in an emergency or to the extent required to mitigate exposure to material liability resulting from a violation of Law or the Service Agreement, provide advance notice to the Seller of the Restoration and (ii) keep the Seller reasonably informed of the progress of any such Restoration and the schedule for completing such Restoration; provided, however, that the failure to so notify or inform shall not relieve the Seller of its obligations hereunder, except to the extent that the Seller is actually and materially prejudiced thereby.

         (e) Notwithstanding the foregoing, Seller shall have the right to contest whether the Restoration is subject to the indemnification provisions set forth in Section 9.2, which dispute shall be resolved in accordance with Section 11.12; provided that Seller notifies WTI of its contesting of the Restoration and the reasons therefor within ninety (90) days after Seller's receipt or delivery of the Restoration Information.

         (f) Any dispute under this Section 9.7 that cannot be resolved shall be submitted for binding resolution on a timely basis to an engineer or commercial arbitrator with demonstrated expertise jointly chosen and retained by the parties, with costs split equally between WTI and Seller; provided, however, the engineer/arbitrator so chosen shall neither (i) have previously performed services for Seller, either WTI or any of their respective Affiliates, unless such services are disclosed to the other party and the other party raises no objection, nor (ii) be eligible to perform any services with respect to the Restoration at issue (other than in the context of resolving the related dispute pursuant to this Section 9.7(f)). If either party prevails with respect to every position which it asserts to the engineer/arbitrator in a dispute resolution procedure, it shall be entitled to payment of all of its costs arising from the dispute resolution by the other party, which costs shall include, but not be limited to, consultants' and attorneys' fees and the fees of the engineer/arbitrator.

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

         Section 10.1 Termination.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Closing:

         (a) by mutual consent of both parties;

         (b) subject to Sections 1.7(b) and 7.4, by Seller or by WTI if the Closing shall not have occurred by November 30, 2003 (the "Election Date"); provided that if a Loss Event occurs prior to November 30, 2003, the Election Date shall be extended for a period of one hundred twenty (120) days after the Loss Event or thirty (30) days following the completion of any Corrective Action, whichever is earlier; provided, further that Seller and WTI hereby agree to use Commercially Reasonable Efforts to endeavor to effect the Closing on or before September 15, 2003; and; provided, further, the right to terminate this Agreement under this Section 10.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall be the cause of the failure of the Closing to occur on or before such date;

         (c) by Seller or by WTI, if there has been a material breach of any covenant or a material breach of any representation or warranty on the part of the other party, provided, however, that any such breach of a covenant or representation or warranty has not been cured within 10 Business Days following receipt by the breaching party of written notice of such breach; and

         (d) by Seller or by WTI, if any Law shall render illegal or otherwise prohibits consummation of the transactions contemplated hereby or by the Facility Transfer Agreement or if any Order renders illegal or otherwise prohibits such transactions and shall become final and non appealable; and

         (e) by Seller or by WTI, if IDA delivers to WTI a written notice stating that IDA's board has voted not to authorize the execution by IDA of the Facility Transfer Agreement.

         Section 10.2   Effect of Termination.

         In the event of the termination of this Agreement pursuant to Section
10.1 by WTI, on the one hand, or Seller, on the other hand, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be terminated and there shall be no liability hereunder on the part of WTI or Seller, except that the provisions of Section 11.1, Section 11.2, Section 11.4,
Section 11.5 and 11.12 shall survive any termination of this Agreement. Nothing in this Section 10.2 shall relieve any party of liability for breach of this Agreement (other than a breach by Seller of Section 4.2 and other than as provided in Section 4.10) prior to any termination or preclude any party for seeking specific performance in lieu of terminating this Agreement; provided, however, that neither WTI nor Seller shall be entitled to claim, and each hereby expressly waives any right to, any consequential, punitive or other special damages. Except for breaches of Section 4.2 by Seller described in the last sentence of Section 4.2(a), WTI's sole remedy for a breach of Section 4.2 is to treat such breach as the nonfulfillment of the conditions to WTI's obligations in Section 7.2 and WTI shall not be entitled to seek any damages based upon a breach of Section 4.2, except as otherwise provided therein.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 Expenses.

         Except as expressly provided herein, each party hereto shall pay all of its own expenses relating to the transactions contemplated by this Agreement including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         Section 11.2 Governing Law.

         This Agreement, and the legal relations between the parties hereto, shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements executed and to be performed solely within such State.

         Section 11.3 Captions.

         The Article, Section, Exhibit and other captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 11.4 Public Announcements.

         At all times before the Closing, neither Seller nor WTI will issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons with whom Seller has significant business relationships in connection with the operation of the Facility with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld except that WTI may provide to IDA or Washington County or Warren County such information concerning the transaction requested by IDA and shall not be responsible for any actions or statements of the IDA, Washington County or Warren County or any person to whom the IDA, Washington County or Warren County provides such information. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

         Section 11.5 Notices.

         Any notice, delivery or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy (with receipt confirmed) or by registered or certified mail, postage prepaid, or by Federal Express or other nationally recognized overnight delivery service providing for receipt against delivery, delivery charges prepaid, addressed as follows:

         if to WTI:

         Wheelabrator Technologies, Inc.
         4 Liberty Lane West
         Hampton, New Hampshire  03842
         Attention:  General Counsel

and an additional copy (which shall not constitute notice) to:

         Hogan & Hartson L.L.P.
         111 South Calvert Street
         Suite 1600
         Baltimore, Maryland 21202
         Telecopier: (410) 539-6981
         Attention:   Edward C. Sledge, Esq.

         If to Seller:

         Adirondack Resource Recovery Associates, L.P.
         c/o Foster Wheeler Inc.
         Perryville Corporate Park
         Service Road East 173
         Clinton, New Jersey 08809
         Telecopier: (908) 730-4160
         Attention:  Steven I. Weinstein, Esquire
         Deputy General Counsel and Vice President

with a copy (which shall not constitute notice) to:

         Wolff & Samson PC
         One Boland Drive
         West Orange, New Jersey 07052
         Telecopier:  (973) 530-2205
         Attention:    Daniel A. Schwartz, Esq.

or to such other Person as shall be designated in writing by any such party or Person; and such notice or communication shall be deemed to have been given as of the date so delivered in person or sent by telecopier, three days after the date so mailed and the next Business Day after deposit with such overnight delivery service; provided, however, that all notices of any change of address shall be effective only upon actual receipt thereof.

         Section 11.6 Parties in Interest.

         This Agreement may not be transferred, assigned, pledged or hypothecated by any parties hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 11.7 Counterparts.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

         Section 11.8 Entire Agreement.

         This Agreement and the Confidentiality Agreement contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter (other than the Confidentiality Agreement).

         Section 11.9 Amendments.

         This Agreement may not be changed, amended, waived, or modified orally, but only by an agreement in writing signed by WTI and Seller.

         Section 11.10 Severability.

         In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and WTI and Seller shall in good faith negotiate and use their Commercially Reasonable Efforts to agree upon another or other provisions which provide the economic effect and purpose envisaged by the invalid, illegal or unenforceable provision.

         Section 11.11 Third Party Beneficiaries.

         Except as expressly provided in Section 9.2 or elsewhere herein with respect to Seller Indemnitees and Purchaser Indemnitees, each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person (including, but not limited to, the Employees) other than the parties hereto.

         Section 11.12 Submission to Jurisdiction; Waiver of Jury Trial.

         Seller and WTI hereby submit to the jurisdiction of the United States District Court for the Southern District of New York (and if such court does not have jurisdiction over a matter at controversy between the parties, any New York State Court located within the City of New York) for purposes of all legal proceedings which may arise hereunder or under any of the other documents entered into in connection herewith. Seller and WTI irrevocably waive, to the fullest extent permitted by Law, any objection which it may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Seller and WTI hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in Section 11.5 or in any other manner permitted by Law. SELLER AND WTI HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF WTI OR SELLER.

         Section 11.13 Construction.

         The parties hereto hereby acknowledge and agree that they and their respective counsel have independently reviewed and have had an opportunity to make revisions to this Agreement and that the normal rule of construction, whereby ambiguities are to be resolved against the drafting party, shall be inapplicable to this Agreement.

         Section 11.14 Gender and Number.

         For purposes of this Agreement, words (including all capitalized terms set forth in Exhibit A) importing a particular gender shall mean and include every other gender and importing the singular shall include the plural and vice versa.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf, acknowledging that the effective date of this Agreement shall be as of the day and year first above written.

                                  WTI:

                                  WHEELABRATOR HUDSON FALLS L.L.C.


                                  By: WESI Peekskill Inc.,
                                      Its Sole Member


                                  By: /s/ David M. Beavens
                                     ------------------------------------------
                                     Name: David M. Beavens
                                     Title: Vice President



                                  SELLER:


                                  ADIRONDACK RESOURCE RECOVERY
                                  ASSOCIATES, L.P.

                                  By: Foster Wheeler Hudson Falls, Inc.
                                      Its General Partner



                                  By: /s/ Peter D. Rose
                                     ------------------------------------------
                                     Name: Peter D. Rose
                                     Title: Vice President

                                    EXHIBIT A
                                   DEFINITIONS


         "Access Agreement" means the Access Agreement dated January 7, 2003, among Seller, WTI and IDA and the amendments dated March 7, 2003 and as of June 24, 2003, as the same may be further amended.

         "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person. The Affiliates of the IDA are Washington County and Warren County.

         "Agreement" means this Asset Purchase Agreement and the Exhibits and the Schedules hereto, as the same shall be amended from time to time.

         "Anti-Assignment Clause" has the meaning set forth in Section 1.6(b).

         "ARRA-County Releases" has the meaning set forth in Section 1.4(d)(v).

         "ARRA-IDA General Assignment" has the meaning set forth in Section 1.4(b)(i).

         "ARRA-IDA Mutual Release" has the meaning set forth in Section 1.4(d)(iii).

         "ARRA Post-Signing Events" has the meaning set forth in Section
4.10(a).

         "ARRA-WTI General Assignment" has the meaning set forth in Section 1.4(b)(ii).

         "Assets" has the meaning set forth in Section 1.1(a).

         "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person.

         "Assignable" means, with respect to any Contract to which Seller is a party, that such Contract is either (i) assignable by Seller to WTI at Closing without the consent of the counterparty thereto, or (ii) assignable by Seller to WTI at Closing only with the consent of the counterparty thereto which consent has been obtained.

         "Assigned Claims" has the meaning set forth in Section 1.1(a)(i)(I).

         "Assigned Intellectual Property" has the meaning set forth in Section 1.1(a)(i)(E).

         "Assumed Liabilities" means the WTI Assumed Liabilities and the IDA Assumed Liabilities.

         "Attachment II Data" means the data contained or referred to in Exhibit CC annexed hereto.

         "Balance Sheet" has the meaning set forth in Section 2.5.

         "Balance Sheet Date" has the meaning set forth in Section 2.5.

         "Bonds" mean IDA's outstanding bonds issued pursuant to the Bond Indenture prior to the date of this Agreement.

         "Bond Counsel" means Nixon Peabody LLP or such other law firm then acting as bond counsel to the IDA with respect to the Bonds in accordance with the Bond Indenture.

         "Bond Counsel Opinion" has the meaning set forth in the Recitals.

         "Bondholder Consent" has the meaning set forth in the Recitals.

         "Bond Indenture" means the Mortgage, Security Agreement and Trust Indenture, dated as of January 1, 1989 between the IDA and the Trustee as amended to date.

         "Business Contracts" has the meaning set forth in Section 1.1(a)(i)(B).

         "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

         "Business Records" has the meaning set forth in Section 1.1(a)(i)(G).

         "Claims" means all demands, claims, actions or causes of action, assessments, complaints, directives, citations, legal proceedings, orders, notices of potential responsibility, notices of violation, losses, damages, liabilities, sanctions, costs and expenses, including, without limitation, interest, penalties and attorneys' and experts' fees and disbursements and, to the extent necessitated due to a breach of this Agreement by Seller or of Seller's representations or warranties or events or conditions described in
Section 9.2(a)(iii), expenditures necessary to make a repair, modification or improvement to the Facility; provided, however, that Claims shall not include any consequential, punitive, or special damages or similar damages incurred by an Indemnified Party. Notwithstanding the foregoing if an Indemnified Party must pay to a third party consequential, punitive or special damages, the amounts so payable shall be included within the term "Claim".

         "Closing" means the closing of the transactions contemplated by Section 1.4.

         "Closing Date" means the date on which the Closing occurs, subject to the termination rights set forth in this Agreement, and in any event no later than the Business Day immediately after the date on which all of the conditions set forth in Articles VII and VIII hereof are either satisfied or waived.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercial Reasonableness Standard" means in connection with any
Remediation: (1) if any Governmental Authority is directing or overseeing the Remediation, compliance with applicable Environmental Laws and the Governmental Authority's instructions or minimum requirements, or (2) if any Governmental Authority is not directing or overseeing the Remediation, compliance with applicable Environmental Laws. In each case, Remediation shall include, where available and cost effective, risk-based cleanup standards, engineering controls, institutional controls and deed restrictions to the extent such standards or restrictions are consistent and compatible with the uninterrupted and continued use of the property subject to Remediation as currently used, taking into account any adverse impact that the Remediation or residual contamination might have on the Real Property as currently used or the operation of the Facility.

         "Commercially Reasonable Efforts" means with respect to any action required to be made, attempted or taken by a party under this Agreement, such efforts as a prudent business in the same or substantially similar industry as such party would undertake for the protection of its own interest under the conditions affecting such action, including without limitation, the amount of notice of the need to take such action, the duration and type of the action, the competitive environment in which such action occurs, and other material considerations.

         "Common Control Entity" means any trade or business under common control (as such term is defined in Section 414(b) or 414(c) of the Code) with Seller or any Affiliate thereof.

         "Confidentiality Agreement" has the meaning set forth in Section 4.1.

         "Construction Contract" has the meaning set forth in Section 1.5(c).

         "Contest" has the meaning set forth in Section 7.4.

         "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract.

         "Corrective Action" has the meaning set forth in Section 1.7(b).

         "Cutoff Payment" has the meaning set forth in Section 1.5(b).

         "DEC" shall mean the New York State Department of Environmental Conservation.

         "Defined Benefit Plan" shall mean a Plan that is or was a "defined benefit plan" as such term is defined in Section 3(35) of ERISA.

         "Disclosure Bringdown" has the meaning set forth in Section 4.10(a).

         "Election Date" has the meaning set forth in Section 10.1(b).

         "Employee" means each employee of Seller whose employment responsibilities primarily relate to the Facility and who usually performs such responsibilities at the Facility.

         "Environmental Claims" means all Claims pursuant to Environmental Laws.

         "Environmental Laws" means any Laws (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act and the New York Environmental Conservation Law) in effect on or prior to the Closing Date relating to the Remediation, generation, production, installation, use, storage, treatment, transportation, Release, or threatened Release of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, or the environment, and including, without limitation, the terms, conditions and limitations contained in any Environmental Permits required pursuant to such Laws.

         "Environmental Permits" means any and all licenses, permits, franchises, certificates, registrations, approvals and other authorizations required to be obtained from or filed with any Governmental Authority under any Environmental Laws.

         "Environmental Representations" has the meaning set forth in Section
9.1.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

         "ERISA Affiliate Plan" has the meaning set forth in Section 1.2(c)(vi).

         "Excluded Assets" has the meaning ascribed to it in Section 1.1(b).

         "Facility" has the meaning set forth in the Recitals.

         "Facility Access Easement" has the meaning set forth in the Recitals.

         "Facility Site" has the meaning set forth in the Recitals.

         "Facility Transfer Agreement" has the meaning set forth in the Recitals.

         "Financial Statements" has the meaning set forth in Section 2.5.

         "Foster Wheeler Intellectual Property" has the meaning set forth in
Section 1.1(b)(iv).

         "Foster Wheeler Technology" means rights in patents, copyrights, trade secrets, supporting procedural documents and environmental support documents (including, but not limited to, specifications, "as-built" plans, safety manuals, operating manuals, and technical manuals) owned or licensed by Seller's Affiliates and necessary for the operations and maintenance of the Facility, but excluding the Foster Wheeler Intellectual Property.

         "Foster Wheeler Technology License" has the meaning set forth in
Section 7.11.

         "FW Guarantor" has the meaning set forth in the Recitals.

         "GAAP" has the meaning set forth in Section 2.5.

         "General Partner" means Foster Wheeler Hudson Falls, Inc.

         "Governmental Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or any Native American tribal council or similar governing entity having jurisdiction over the applicable subject matter.

         "Hazardous Materials" means any wastes, substances or materials (whether solids, liquids or gases): (i) which are hazardous or toxic or radioactive or petroleum or petroleum products (including, without limitation, crude oil, refined oil products, or any fraction thereof); (ii) which are as of or prior to the Closing Date, defined as "pollutants", "hazardous materials", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "solid wastes", or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; or (iii) which contain, without limitation, any polychlorinated biphenyls, (PCBs) methyl-tertiary butyl ether (MTBE), asbestos or asbestos-containing materials, lead-based paints, except in the case of (i) or (ii) above, where any such wastes, substances or materials are present upon the Parcel pursuant to a permitted release or discharge and in a quantity or at a concentration or in a place that does not violate applicable Environmental Law or create any obligation of Remediation under Environmental Law.

         "Hazardous Materials Laws" means the Federal Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42
U.S.C. ss.9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq., the Toxic Substance Control Act, 15 U.S.C. ss.2601, the Federal Oil Pollution Act, 33 U.S.C. ss.2702 or any similar state or municipal law.

         "HIPAA" has the meaning set forth in Section 1.2(c)(vi).

         "IDA" has the meaning set forth in the Recitals.

         "IDA-ARRA Deliverables" has the meaning set forth in the Facility Transfer Agreement.

         "IDA Assets" has the meaning set forth in Section 1.1(a)(ii).

         "IDA Assumed Liabilities" has the meaning as defined in the IDA Assumption Agreement.

         "IDA Assumption Agreement" has the meaning set forth in Section 1.4(d)(i).

         "IDA Assumption Instruments" has the meaning set forth in Section 1.4(d)(ii).

         "IDA Litigation Release" has the meaning set forth in Section
1.4(d)(iv).

         "IDA-WTI Deliverables" has the meaning set forth in the Facility Transfer Agreement.

         "Impacted Party" has the meaning set forth in Section 9.2(b).

         "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

         "Indemnified Party" has the meaning set forth in Section 9.3(a).

         "Indemnifying Party" has the meaning set forth in Section 9.3(a).

         "Individual Account Plan" means a Plan that is or was an "individual account plan" as such term is defined in Section 3(34) of ERISA.

         "Installment Sale Agreement" has the meaning set forth in the Recitals.

         "Intellectual Property" has the meaning set forth in Section 2.12(a).

         "Inventory" has the meaning given in Section 1.1(a)(i)(A).

         "IRS" means the United States Internal Revenue Service.

         "Key Business Contract" has the meaning given in Section 7.19.

         "Knowledge" or similar phrases in this Agreement means: (i) in the case of the Partners or Seller, the actual knowledge of the officers and employees of Seller and the Partners who are persons generally responsible for the subject matter to which knowledge is pertinent, such persons being listed in the Certifying Officers Schedule, at the date as of which the representation, warranty or covenant is made or repeated, and (ii) in the case of WTI the actual knowledge of WTI's officers and employees who are persons generally responsible for the subject matter to which knowledge is pertinent, such persons being listed in the Certifying Officers Schedule, at the date as of which the representation, warranty or covenant is made or repeated.

         "Laws" means all federal, state and local statutes, laws, ordinances, regulations, rules, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified Persons or entities or to the businesses or assets thereof (including, without limitation, laws relating to securities registration and regulation; the sale, leasing, ownership or management of real property; employment practices, terms and conditions, and wages and hours; building standards, land use and zoning; safety, and health and fire prevention) in effect as of or prior to the Closing Date; provided, however, the term "Laws" shall not include Environmental Laws, except as specifically provided in this Agreement and except as the term is used in the definition of Environmental Laws.

         "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

         "Liens" means any mortgage, pledge, assessment, security interest, lease to third parties, lien, adverse claim, levy, charge or other encumbrance of any kind or easement, or any conditional sale contract, title retention contract or other contract to give any of the foregoing.

         "Limited Partner" means Foster Wheeler Adirondack, Inc.

         "Litigation Rights" has the meaning set forth in Section 1.1(i)(J).

         "Loss Event" has the meaning set forth in Section 1.7(b).

         "Material Adverse Effect" means (1) a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of the Assets taken as a whole, or (2) a material increase in an Assumed Liability or a Liability of Seller against which WTI is indemnified by Seller.

         "Material Contract" has the meaning set forth in Section 2.8(a).

         "May Balance Sheet" has the meaning set forth in Section 2.5.

         "May Financial Statements" has the meaning set forth in Section 2.5.

         "Multiemployer Plan" means a "multiemployer plan" as such term is defined in Section 3(37) of ERISA.

         "Non-ARRA Post-Signing Events" has the meaning set forth in Section 4.10(a).

         "Northern Parcels" has the meaning set forth in the Recitals.

         "NYSDEC" means the New York State Department of Environmental Conservation.

         "Order" means any writ, judgment, decree, injunction or similar order of any Governmental Authority (in each such case whether preliminary or final).

         "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not a Plan.

         "Parcel" means the Facility Site and the Northern Parcels.

         "Partners" means the General Partner and the Limited Partner, collectively.

         "Partnership Records" means the limited partnership agreement, minutes of partnership activity, accounting records and other documents of Seller which relate primarily to the existence and operation of Seller and which are not required to own or operate the Facility.

         "Pension Plan" means an "employee pension benefit plan" as such term is defined in Section 3(2) of ERISA.

         "Performance Guaranty" means the Guaranty of Foster Wheeler LLC (formerly known as and successor by merger to Foster Wheeler Corporation), dated December 20, 1998, made for the benefit of the IDA.

         "Permits" has the meaning set forth in Section 2.9.

         "Permitted Lien" means (i) those Liens and exceptions to title to the Assets set forth in the Personal Property Schedule and the Real Property Schedule (including the title reports attached thereto and/or referred to therein); (ii) Liens created by or in connection with the Bond Indenture; (iii) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (iv) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent; (v) zoning, entitlement, conservation restriction and other land use and environmental regulations by any Governmental Authority; and (vi) any minor imperfection of title or similar Lien, limited in the case of items (iii)-(vi) to only those matters which, individually or in the aggregate with other such Liens do not materially detract from the value of the Assets as currently used or materially interfere with the ownership, operation and maintenance of the Assets or cause a default under any of Seller's Bond Documents or the Service Agreement.

         "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, limited liability company, other business organization, trust, union, association or Governmental Authority.

         "Personal Property" has the meaning set forth in Section 2.6(a).

         "Plan" shall mean any plan, program or arrangement, whether or not written, that is or was an "employee benefit plan" as such term is defined in
Section 3(3) of ERISA and (a) which was or is established or maintained by Seller or any Subsidiary; (b) to which Seller contributed or was obligated to contribute or to fund or provide benefits; or (c) which provides or promises benefits to any Person who performs or who has performed services for Seller or who is or was employed by Seller or any Subsidiary or is or has been (i) a participant therein or (ii) entitled to benefits thereunder.

         "Post-Signing Event" has the meaning set forth in Section 4.10(a).

         "Post-Signing Period" has the meaning set forth in Section 4.2(a).

         "PPA" has the meaning set forth in Section 1.1(a)(i)(B).

         "Pre-Closing Period" has the meaning set forth in Section 2.11(a).

         "Preexisting Hazardous Materials" means Hazardous Materials that were present on the Parcel prior to the date of Seller's use and/or occupancy of the Parcel.

         "Pre-Seller Environmental Claim" means any Environmental Claim to the extent arising from Preexisting Hazardous Materials, but excluding any Environmental Claim arising out of or relating to (i) Seller's intentional violation of Hazardous Materials Law, or (ii) Seller's violation (whether intentional or not) of any other Environmental Laws or Laws. For the avoidance of doubt, Pre-Seller Environmental Claim will include, without limitation, any Environmental Claim arising from Seller's movement of Pre-Existing Hazardous Materials from one location on the Parcel to another location on the Parcel, unless such activity falls within one of the two enumerated exclusions set forth above.

         "Pre-Signing Event" has the meaning set forth in Section 4.10(a).

         "Proscribed Pre-Closing Actions" has the meaning set forth in Section 4.2(a).

         "Purchase Price" has the meaning set forth in Section 1.3.

         "Purchaser" means, individually, WTI or the IDA, as the case may be.

         "Purchaser Approvals" has the meaning ascribed to it in Section 1.6(a).

         "Purchaser Indemnitee" and "Purchaser Indemnitees" has the meaning set forth in Section 9.2(a).

         "Qualified Plan" means a Pension Plan that satisfies, or is intended by Seller to satisfy, the requirements for tax qualification described in Section 401 of the Code.

         "Real Property" has the meaning ascribed to it in Section
1.1(a)(ii)(A).

         "Release" means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, or migration (whether active or passive) of Hazardous Materials from any source (including without limitation, the Parcel and property adjacent to the Parcel) into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems. For purposes of this Agreement a "Release" shall not include the relocation of Pre-existing Hazardous Materials from one portion of the Parcel to any other portion of the Parcel unless such relocation of materials is excluded from the definition of Pre-Seller Environmental Claim.

         "Remediation" means any assessment, investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with a suspected, threatened or actual Release.

         "Remediation Information" has the meaning set forth in Section 9.4(c).

         "Reserved Construction Contract Rights" has the meaning set forth in
Section 1.5(c).

         "Responsible Party" has the meaning set forth in Section 9.2(b).

         "Restoration" has the meaning set forth in Section 9.7(a).

         "Restoration Information" has the meaning set forth in Section 9.7(b).

         "Restoration Standard" has the meaning set forth in Section 9.7(a).

         "Restructuring" has the meaning set forth in the Recitals.

         "Retained Liabilities" has the meaning set forth in Section 1.2(c).

         "Retirement Plan" has the meaning set forth in Section 4.9.

         "Returns" means all returns, statements, forms and reports for Taxes to be filed with appropriate taxing Governmental Authorities.

         "Savings Plan" has the meaning set forth in Section 4.8.

         "Seller" has the meaning set forth in the Recitals.

         "Seller APA Guarantee" has the meaning set forth in the Recitals.

         "Seller Environmental Claims" means all Environmental Claims based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials initiated, or to the extent first existing or occurring during Seller's use and/or occupancy of the Parcel prior to the Closing Date at, on, under, above, from, or about the Parcel or any real properties formerly owned, leased or operated by Seller or the Partners and/or their employees, contractors and agents; (ii) the off-site Release, treatment, transportation, storage or disposal initiated, existing or occurring during Seller's use and/or occupancy of the Parcel prior to the Closing Date of Hazardous Materials originating from the Facility; (iii) violations of Environmental Laws by Seller or the Partners and/or their employees, contractors and agents to the extent attributable to Seller or its Partners, including reasonable expenditures necessary to resolve violations of Environmental Laws and (iv) Seller Off-Site Environmental Claims.

         "Seller Indemnitee" and "Seller Indemnitees" has the meaning set forth in Section 9.2(c).

         "Seller Off-Site Environmental Claims" means any liabilities, obligations or responsibilities arising under or related to former or current Environmental Laws or the common law, whether such liability, obligation or responsibility is known or unknown, contingent or accrued, as a result of or in connection with Seller's (or its agent's subcontractor's employee's or Affiliate's to the extent they are acting on Seller's behalf whether or not with actual authority) storage, disposal, transportation, discharge, Release, recycling or other management of Hazardous Materials prior to the Closing by Seller or others acting on Seller's behalf, whether or not with actual authority, in connection with the Facility, the Parcel, or the business of Seller, at or to locations other than the Parcel.

         "Seller's Bond Documents" has the meaning set forth in Section 1.1(a)(ii)(B).

         "Service Agreement" has the meaning set forth in the Recitals.

         "Service Agreement Settlement Agreement" has the meaning set forth in
Section 1.4(d)(vi).

         "Settlement Agreement" has the meaning set forth in Section 1.4(d)(iv).

         "Settlement Amount" has the meaning set forth in Section 1.3.

         "Statutory-Waiver Plan" shall mean a Pension Plan that is not subject to title I, subtitle B, part 3, of ERISA (concerning "funding").

         "Stipulation of Discontinuance" has the meaning set forth in Section 1.4(d)(iv).

         "Straddle Expenses" have the meaning set forth in Section 1.5(a).

         "Supplemental Remediation Information" has the meaning set forth in
Section 9.4(c).

         "Supplemental Restoration Information" has the meaning set forth in
Section 9.7(b).

         "Survey" has the meaning set forth in the Recitals.

         "Tangible Personal Property" has the meaning set forth in Section 1.1(a)(i)(C).

         "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States Federal, state or local or foreign taxing authority, including but not limited to, income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

         "Tax Representations" has the meaning set forth in Section 9.1.

         "Title and Partnership Authority Representations" has the meaning set forth in Section 9.1.

         "Transfer Agreements" means, collectively, this Agreement, the ARRA-WTI General Assignment, the WTI Assignment Instruments, the ARRA-IDA General Assignment, the IDA Assumption Agreement, the IDA Assumption Instruments, the WTI Assumption Agreement and the WTI Assumption Instruments.

         "Transferable Permits" has the meaning set forth in Section
1.1(a)(i)(D).

         "Transfer Taxes" has the meaning set forth in Section 5.1(a).

         "Trustee" means The Bank of New York, as trustee under the Bond Indenture, or any successor trustee under the Bond Indenture.

         "Trustee Consent" has the meaning set forth in the Recitals.

         "Warranties" has the meaning set forth in Section 1.1(a)(i)(F).

         "Welfare Plan" shall mean an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA.

         "Wheelabrator" has the meaning set forth in the Recitals.

         "WTI" has the meaning set forth in the Recitals.

         "WTI APA Guarantee" has the meaning set forth in the Recitals.

         "WTI Assets" has the meaning set forth in Section 1.1(a)(i).

         "WTI Assignment Instruments" has the meaning set forth in Section 1.4(b)(iii).

         "WTI Assumed Liabilities" has the meaning as defined in the WTI Assumption Agreement.

         "WTI Assumption Agreement" has the meaning set forth in Section 1.4(c)(i).

         "WTI Assumption Instruments" has the meaning set forth in Section 1.4(c)(ii).

         "WTI Environmental Claims" means all Environmental Claims, based on, arising out of or otherwise relating to: (i) the Remediation, presence or Release of, or exposure to, Hazardous Materials first brought to or generated on the Facility Site by WTI and/or its employees, contractors and agents following the Closing Date at, on, under, above, from, or about the Facility, Facility Site, and Real Property; (ii) the off-site Release, treatment, transportation, storage or disposal of Hazardous Materials first brought to or generated on the Facility Site by WTI and/or its employees, contractors and agents following the Closing Date; (iii) violations of Environmental Laws by WTI and/or its employees, contractors and agents to the extent attributable to WTI, including reasonable expenditures necessary to resolve violations of Environmental Laws. "WTI Environmental Claims" shall not include any Seller Environmental Claims or Pre-Seller Environmental Claims.

                                    EXHIBIT B

                      Form of ARRA - IDA General Assignment

                                    EXHIBIT C

                      Form of ARRA - WTI General Assignment

                                    EXHIBIT D

                        Form of WTI Assumption Agreement

                                    EXHIBIT E

                        Form of IDA Assumption Agreement

                                   EXHIBIT F-1

                            Form of Trustee Consent

                                   EXHIBIT F-2

                Form of Bond Counsel Opinion and Reliance Letter

                                   EXHIBIT F-3

                           Form of Bondholder Consent

                                    EXHIBIT G

                        Form of Opinion of Wolff & Samson

                                    EXHIBIT H

                                   [Reserved]

                                    EXHIBIT I

                                   [Reserved]

                                    EXHIBIT J

               Form of Opinion of Foster Wheeler In-House Counsel

                                    EXHIBIT K

                       Form of PPA Assignment Notification

                                   EXHIBIT L-1

                     Form of Opinion of WTI In-House Counsel

                                   EXHIBIT L-2

                    Form of Opinion of Hogan & Hartson L.L.P.

                                    EXHIBIT M

             Form of Seller's General Partner's Officer Certificate

                                    EXHIBIT N

                     Form of Seller's Incumbency Certificate

                                    EXHIBIT O

                        Form of WTI Officer's Certificate

                                    EXHIBIT P

                      Form of WTI's Incumbency Certificate

                                    EXHIBIT Q

                        Form of ARRA - IDA Mutual Release

                                   EXHIBIT R-1

                      Form of Stipulation of Discontinuance

                                   EXHIBIT R-2

                          Form of Settlement Agreement

                                   EXHIBIT R-3

                         Form of IDA Litigation Release

                                   EXHIBIT S-1

                       Form of Limited Release of the IDA

                                   EXHIBIT S-2

                  Form of Limited Release of Washington County

                                   EXHIBIT S-3

                        Form of Notice of Discontinuance

                                   EXHIBIT S-4

            Form of Limited Release of the Seller and General Partner

                                   EXHIBIT S-5

                     Form of Limited Release of the Trustee

                                    EXHIBIT T

                       Form of Facility Transfer Agreement

                                    EXHIBIT U

                 Form of Service Agreement Settlement Agreement

                                    EXHIBIT V

                            Executed Access Agreement

                                    EXHIBIT W

                    Form of Foster Wheeler Technology License

                                    EXHIBIT X

                           Executed WTI APA Guarantee

                                    EXHIBIT Y

                          Executed Seller APA Guarantee

                                    EXHIBIT Z

                         Form of Opinion of IDA Counsel

                                   EXHIBIT AA

                  Form of Opinion of Washington County Counsel

                                   EXHIBIT BB

                    Form of Opinion of Warren County Counsel

                                   EXHIBIT CC

                               ATTACHMENT II DATA










                                      BB-1